AIRCRAFT LEASE AGREEMENT


                           Dated as of

                           May 30, 1997

                             between


         INTERLEASE AVIATION INVESTORS III (TACA), L.L.C.

                                as

                              Lessor

                               and


                     VANGUARD AIRLINES, INC.

                                as

                              Lessee


                in respect of Boeing 737 Aircraft

                       Serial Number 19708



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                              INDEX

SECTION                                                      PAGE



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     THIS AIRCRAFT LEASE AGREEMENT (this "Agreement") is made as of the ____ day of May, 1997 between INTERLEASE AVIATION INVESTORS III (TACA), L.L.C., a limited liability company organized under the laws of the State of Iowa whose principal office is at One Northfield Plaza, Suite 525, Northfield, Illinois 60093, its successors and assigns ("Lessor"), and VANGUARD AIRLINES, INC., a company incorporated under the laws of the State of Delaware whose chief executive office is at 30 N.W. Rome Circle, Mezzanine Level, Kansas City International Airport, Kansas City, Missouri 64153 ("Lessee").

     WHEREAS, Lessor wishes to lease to Lessee, and Lessee is willing to lease from Lessor, the Aircraft (as defined herein) on the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements of the parties herein set forth, Lessor and Lessee agree as follows:

1.   INTERPRETATION

     1.1  DEFINITIONS

     In this Agreement, the following terms have the meanings set forth below:

     Acceptance Location     San Jose, Costa Rica, or such other
                             location as Lessor and Lessee may
                             agree.

     Agreed Maintenance
     Performer               Lessee (up to and including B Check)
                             or any FAA approved maintenance
                             facility (for C Check and higher) or
                             any other person agreed to from time
                             to time in writing by Lessor (such
                             agreement not to be unreasonably
                             withheld).

     Agreed Maintenance
     Program                 The Maintenance Program agreed to
                             from time to time in writing by
                             Lessor (such agreement not to be
                             unreasonably withheld).

     Agreed Value            $5,800,000 or, if higher, the
                             appraised value of the Aircraft most
                             recently determined by an appraiser
                             selected by Lessor in writing and
                             provided to Lessee from appraisers
                             experienced in valuing Boeing 737
                             aircraft.


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     Air Authority           The FAA.

     Aircraft                The aircraft described in Part 1 of
                             Schedule 1 (which term includes,
                             where the context permits, a
                             separate reference to all Engines,
                             Parts and Aircraft Documents).

     Aircraft Deposits       All amounts payable pursuant to
                             Section 5.1.

     Aircraft Documents      The documents, data and records
                             identified in Part 2 of Schedule 1
                             and all additions, renewals, revi-
                             sions and replacements from time to
                             time made in accordance with this
                             Agreement.

     Airframe                The Aircraft, excluding the Engines
                             and Aircraft Documents.

     APU The auxiliary power unit installed on the Aircraft on the Delivery Date and any replacement auxiliary power unit installed in accordance with this Agreement.

     Banks Such financial institution(s) which from time to time finance(s) the Aircraft for Lessor and/or for whose benefit security over, or rights relating to, the Aircraft and/or this Agreement is granted by Lessor or at its request.

     Boeing                  The Boeing Company, a Delaware
                             corporation with its principal
                             office in Seattle, Washington.

     Business Day            A day (other than a Saturday or
                             Sunday) on which business of the
                             nature required by this Agreement is
                             carried out in the State of Iowa or
                             where used in relation to payments
                             on which banks are open for banking
                             business in Cedar Rapids, Iowa and
                             Kansas City, Missouri.

     Certificated Air
     Carrier                 Any corporation (except the United
                             States Government) domiciled in the
                             United States of America and holding


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                             a Certificate of Convenience and
                             Necessity issued under 49 U.S.C.
                             Section 41102 by the Department of
                             Transportation or any predecessor or
                             successor agency thereto and an Air
                             Carrier Certificate issued by the
                             FAA under 49 U.S.C. Section 44705,
                             or, in the event such Certificates
                             shall no longer be issued, any
                             corporation (except the United
                             States Government) domiciled in the
                             United States of America and legally
                             engaged in the business of
                             transporting for hire passengers or
                             cargo by air predominantly to, from
                             or between points within the United
                             States of America, and, in either
                             event, operating commercial jet
                             aircraft, which also is certificated
                             so as to fall within the purview of
                             Section 1110 of Title 11 of the
                             United States Code or any similar
                             statute.

     Cold Section
     Refurbishment           The completion of the following
                             tasks with respect to an Engine:
                             completely unstack both high and low
                             compressors and accomplish complete
                             visual inspection; de-blade disks as
                             necessary; accomplish visual
                             inspections of all disks; measure to
                             assure all snap diameters on disks
                             are within limits; inspect blades
                             for proper chord dimensions and
                             cracking; repair or replace blades
                             below minimums; inspect and repair
                             stators as necessary; blade up disks
                             using new lock plates; assemble
                             compressor rotors; balance both
                             rotors; and install rotors in such
                             Engine.

     Cycle                   One take-off and landing of the
                             Aircraft.

     Damage Notification
     Threshold               $200,000.

     Default Any Event of Default and any event or condition which with the giving of notice or lapse of time would constitute an Event of Default.


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     Delivery Date           The date on which the Aircraft is
                             tendered for delivery by Lessor in
                             the condition required by Section
                             4.2 and Schedule 1 in accordance
                             with this Agreement.

     Delivery Location       Kansas City, Missouri, or such other
                             location as the parties may agree.

     Dollars and $           The lawful currency of the United
                             States of America.

     Engine                  Whether or not installed on the
                             Aircraft:

                             (a)   each engine of the manufacture
                                   and model specified in Part 1
                                   of Schedule 1 (each of which
                                   has 750 or more rated takeoff
                                   horsepower or the equivalent
                                   of such horsepower) which
                                   Lessor tenders to Lessee with
                                   the Aircraft on the Delivery
                                   Date, such engines being
                                   described as to serial numbers
                                   on the certificate of
                                   acceptance to be executed by
                                   Lessee upon delivery of the
                                   Aircraft; or

                             (b)   any engine which has replaced
                                   that engine, title to which
                                   has, or should have, passed to
                                   Lessor in accordance with this
                                   Agreement;

                                   and in each case includes all
                                   modules and Parts from time to
                                   time belonging to or installed
                                   in that engine but excludes
                                   any properly replaced engine,
                                   title to which has, or should
                                   have, passed to Lessee pursu-
                                   ant to this Agreement.

     Event of Default        An event or condition specified in
                             Section 13.1.

     Event of Loss           With respect to the Aircraft
                             (including for the purposes of this
                             definition the Airframe):


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                             (a)   the actual or constructive
                                   total loss of the Aircraft
                                   (including any damage to the
                                   Aircraft which results in an
                                   insurance settlement on the
                                   basis of a total loss, or
                                   requisition for use or hire
                                   which results in an insurance
                                   settlement on the basis of a
                                   total loss); or

                             (b)   it being destroyed, damaged
                                   beyond repair or permanently
                                   rendered unfit for normal use
                                   for any reason whatsoever; or

                             (c)   the requisition of title, or
                                   other compulsory acquisition,
                                   capture, seizure, deprivation,
                                   confiscation or detention for
                                   any reason of the Aircraft by
                                   the government of the State of
                                   Registration or other
                                   competent authority (whether
                                   de jure or de facto), but
                                   excluding requisition for use
                                   or hire not involving requisi-
                                   tion of title; or

                             (d)   the hijacking, theft, condem-
                                   nation, confiscation, seizure
                                   or requisition for use or hire
                                   of the Aircraft which deprives
                                   any person permitted by this
                                   Agreement to have possession
                                   and/or use of the Aircraft of
                                   its possession and/or use for
                                   more than 15 days.

     Excusable Delay         With respect to delivery of the
                             Aircraft, delay or non-performance
                             due to or arising out of acts of God
                             or public enemy, civil war,
                             insurrection or riot, fire, flood,
                             explosion, earthquake, accident,
                             epidemic, quarantine restriction,
                             any act of government, governmental
                             priority, allocation, regulation or
                             order affecting directly or
                             indirectly, the Aircraft, any
                             vendor, Lessor or any materials or
                             facilities which are necessary for


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                             the delivery of the Aircraft in
                             accordance with, and in the
                             condition required by this
                             Agreement, strike or labor dispute
                             causing cessation, slowdown or
                             interruption of work which are
                             necessary for the delivery of the
                             Aircraft in accordance with, and in
                             the condition required by this
                             Agreement, inability after due and
                             timely diligence to procure
                             equipment, data or materials which
                             are necessary for the delivery of
                             the Aircraft in accordance with, and
                             in the condition required by this
                             Agreement from manufacturers,
                             suppliers, any existing owner,
                             seller or lessee in a timely manner,
                             damage to the Aircraft, destruction
                             or loss of the Aircraft, or any
                             other cause to the extent that such
                             cause is beyond the control of
                             Lessor.

     Expiration Date         Subject to Sections 4.5 and 4.6, the
                             day preceding the numerically corre-
                             sponding day 60 months after the
                             Delivery Date or, if earlier, the
                             date on which:

                             (a)   the Aircraft has been
                                   redelivered in accordance with
                                   this Agreement; or

                             (b)   Lessor receives the Agreed
                                   Value following an Event of
                                   Loss.

     FAA                     The Federal Aviation Administration
                             of the United States of America and
                             any successor thereof.

     Federal Aviation Act    49 U.S.C. Subtitle VII, as amended,
                             or any similar legislation of the
                             United States of America enacted in
                             substitution or replacement thereof.

     Financing Statements    Uniform Commercial Code Financing
                             Statements in respect of this
                             Agreement and the collateral
                             described therein prepared in a form
                             acceptable for filing with the


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                             applicable Government Entities in
                             the Habitual Base, the State in
                             which the chief executive office (as
                             that term is defined in Article 9 of
                             the Uniform Commercial Code as in
                             effect in the State of Missouri) and
                             such other jurisdiction as Lessor
                             shall reasonably require.

     Flight Hour             Each hour or part thereof (rounded
                             to two decimal places) elapsing from
                             the moment the wheels of the
                             Aircraft leave the ground on take
                             off until the wheels of the Aircraft
                             next touch the ground.

     Governing Law           The laws of the State of Iowa.

     Government Entity       Any of the following:

                             (a)   any national government,
                                   political subdivision thereof,
                                   or local jurisdiction therein;

                             (b)   any instrumentality, board,
                                   commission, court or agency of
                                   any thereof, however
                                   constituted; and

                             (c)   any association, organization,
                                   or institution of which any of
                                   the above is a member or to
                                   whose jurisdiction any thereof
                                   is subject or in whose activi-
                                   ties any of the above is a
                                   participant.

     Habitual Base           The State of Missouri, or, subject
                             to the prior written consent of
                             Lessor, any other state, country or
                             countries in which the Aircraft is
                             for the time being habitually based.

     Hot Section
     Refurbishment           The complete visual inspection and
                             repair as necessary of the com-
                             bustion section of an Engine.  In
                             conducting such inspection and
                             repair, the engine shop must
                             completely unstack the high pressure
                             turbine and accomplish complete
                             visual inspection; de-blade disks as



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                             necessary; accomplish visual
                             inspections of all disks; measure to
                             assure all snap diameters on disks
                             are within limits; inspect blades
                             for proper chord dimensions and
                             cracking; repair or replace blades
                             below minimums; inspect and repair
                             stators as necessary; blade up disks
                             using new lock plates; assemble
                             compressor rotors, balance both
                             rotors; and install rotors in such
                             Engine.

     Indemnitees             Each of Lessor, Banks, First
                             Security Bank, N.A., Amerilease
                             Equipment Corp. and TACA
                             International Airlines, Inc.,
                             including any of their respective
                             successors and assigns,
                             shareholders, subsidiaries,
                             affiliates, partners, contractors,
                             directors, officers, servants,
                             agents and employees.

     Landing Gear            The landing gear assembly of the
                             Aircraft excluding any rotable
                             components.

     Lessor Lien             Any of the following:

                             (a)   any security interest
                                   whatsoever from time to time
                                   created by or through Lessor
                                   in connection with the
                                   financing of the Aircraft;

                             (b)   any other security interest in
                                   respect of the Aircraft which
                                   results from acts of or claims
                                   against Lessor not related to
                                   the transactions contemplated
                                   by or permitted under this
                                   Agreement; and

                             (c)   liens in respect of the
                                   Aircraft for Lessor Taxes.

     Lessor Taxes            Taxes:

                             (a)   imposed as a result of
                                   activities of Lessor in the
                                   jurisdiction imposing the

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                                   liability unrelated to
                                   Lessor's dealings with Lessee
                                   with respect to the Aircraft
                                   or to the transactions contem-
                                   plated by this Agreement or
                                   the operation of the Aircraft
                                   by Lessee; or

                             (b)   imposed on or measured by the
                                   gross or net income, profits,
                                   capital or gains of Lessor by
                                   any Government Entity in the
                                   United States of America; or

                             (c)   imposed with respect to (i)
                                   any period prior to the
                                   Delivery Date, (ii) any event
                                   occurring prior to the
                                   Delivery Date (other than the
                                   execution of this Agreement),
                                   or (iii) any period commencing
                                   or event occurring after the
                                   Expiration Date; or

                             (d)   penalties, surcharges, fines
                                   or interest which otherwise
                                   would not be Lessor Taxes but
                                   which are imposed as a direct
                                   result of (i) the failure of
                                   Lessor to timely and properly
                                   file a tax return or to pay
                                   any Taxes which are required
                                   to be filed or paid by Lessor;
                                   or (ii) the failure by Lessor
                                   to timely and properly furnish
                                   to Lessee any information,
                                   document or signature required
                                   by Lessee in order for Lessee
                                   to timely and properly file a
                                   tax return or to pay any Taxes
                                   on behalf of Lessor which
                                   Lessee is obligated to do
                                   hereunder; or

                             (e)   imposed by reason of the gross
                                   negligence or wilful
                                   misconduct of Lessor (or any
                                   assignee of Lessor);

                             (f)   imposed on Lessor as a direct
                                   result of an assignment or
                                   disposition by Lessor of the


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                                   Aircraft, any interest in or
                                   with respect to the Aircraft,
                                   or any interest in or with
                                   respect to this Agreement or
                                   the Rent; or

                             (g)   any Taxes based or measured by
                                   any fees received by any
                                   Trustee holding title to the
                                   Aircraft on behalf of the
                                   Lessor; or

                             (h)   any Tax imposed on, resulting
                                   from, or which would not have
                                   occurred but for a Lessor
                                   Lien.

     Letter Agreement        Letter Agreement of even date
                             herewith between Lessor and Lessee
                             in respect of the Aircraft, the
                             terms of which constitute an
                             integral part of this Agreement.

     Maintenance Program     An FAA-approved maintenance program
                             for the Aircraft encompassing
                             scheduled maintenance (including
                             block maintenance), condition
                             monitored maintenance, and/or
                             on-condition maintenance of
                             Airframe, Engines and Parts,
                             including but not limited to,
                             servicing, testing, preventive
                             maintenance, repairs, structural
                             inspections, system checks,
                             overhauls, approved modifications,
                             service bulletins, engineering
                             orders, airworthiness directives,
                             corrosion control, inspections and
                             treatments.

     Maintenance Reserves    All amounts payable under
                             section 5.4(a).

     Major Checks            Any C-Check, multiple C-Check,
                             D-Check or annual heavy maintenance
                             visit or segment thereof suggested
                             for commercial aircraft of the same
                             model as the Aircraft by its
                             manufacturer (however denominated)
                             as set out in the Agreed Maintenance
                             Program.


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     Manufacturer            Boeing.

     Minimum Liability
     Coverage                $400,000,000 on each occurrence.

     Other Agreements        Any agreement (other than this
                             Agreement) made or to be made
                             between Lessor (or an affiliate,
                             associate or subsidiary of Lessor)
                             and Lessee (or an affiliate,
                             associate or Subsidiary of Lessee),
                             including, but not limited to, that
                             certain Aircraft Lease Agreement
                             dated as of December 11, 1995
                             between Mimi Leasing Corp. and
                             Lessee.

     Part                    Whether or not installed on the
                             Aircraft:

                             (a)   any component, furnishing or
                                   equipment (other than a
                                   complete Engine) furnished
                                   with the Aircraft on the
                                   Delivery Date; and

                             (b)   any other component,
                                   furnishing or equipment (other
                                   than a complete Engine) title
                                   to which has, or should have
                                   passed to Lessor pursuant to
                                   this Agreement;

                             but excludes any such items, title
                             to which has, or should have, passed
                             to Lessee pursuant to this
                             Agreement.

     Permitted Lien          The following, and only the
                             following:

                             (a)   any lien for Taxes not
                                   assessed or, if assessed, not
                                   yet due and payable, or being
                                   contested in good faith by
                                   appropriate proceedings;

                             (b)   any lien of a repairer,
                                   mechanic, carrier, hangar-
                                   keeper or other similar lien
                                   arising in the ordinary course
                                   of business or by operation of


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                                   law in respect of obligations
                                   which are not overdue or are
                                   being contested in good faith
                                   by appropriate proceedings;

                             but only if (in the case of both (a)
                             and (b)) (i) adequate reserves have
                             been provided by Lessee for the
                             payment of the Taxes or obligations;
                             and (ii) such proceedings, or the
                             continued existence of the lien, do
                             not give rise to any likelihood of
                             the sale, forfeiture or other loss
                             of the Aircraft or any interest
                             therein or of criminal liability on
                             Lessor or any Bank; and

                             (c)   any Lessor Lien.

     Person Any individual person, corporation, partnership, limited liability company or partnership, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association, Government Entity, or organization or association of which any of the above is a member or a participant.

     Prime Rate              The rate of interest most recently
                             announced by Lessor's Bank as its
                             prime rate, as in effect from time
                             to time.

     Redelivery Location     Kansas City, Missouri, or such other
                             location as the parties may agree.

     Rent                    All amounts payable pursuant to
                             section 5.3.

     Rental Period           Each period ascertained in
                             accordance with section 5.2.

     Rent Date               The first day of each Rental Period.

     Security Interest       Any mortgage, charge, pledge, lien,
                             assignment, hypothecation, right of
                             set off or any agreement or arrange-
                             ment having the effect of creating a
                             security interest other than a
                             Permitted Lien, or any agreement to

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                             create the foregoing other than a
                             Permitted Lien.

     State of Incorporation  The State of Delaware.

     State of Registration   The United States of America.

     Subsidiary              (a)   in relation to any reference
                                   to financial statements, any
                                   company whose accounts are
                                   consolidated with the accounts
                                   of Lessee in accordance with
                                   accounting principles
                                   generally accepted under
                                   accounting standards of the
                                   State of Incorporation; and

                             (b)   for any other purpose an
                                   entity from time to time:

                                               (i)     of which another has
                                                       direct or indirect
                                                       control or owns
                                                       directly or indirectly
                                                       more than fifty (50)
                                                       percent of the voting
                                                       share capital; or

                                              (ii)     which is a direct or
                                                       indirect subsidiary of
                                                       another under the laws
                                                       of the jurisdiction of
                                                       its incorporation.

     Taxes Taxes, duties and the like of all kinds and any other amount corresponding to any taxation, together with any penalties, fines, surcharge or interest thereon, which are imposed by any Government Entity or other competent authority having power to collect public charges.

     Term                    The period commencing on the
                             Delivery Date and ending on the
                             Expiration Date.

     1.2  CONSTRUCTION

          (a) In this Agreement, unless a contrary intention is expressly stated, a reference to:


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                           (i)     each of "Lessor" or "Lessee" or any
     other person includes without prejudice to the provisions of this Agreement any successor in title to it and any permitted assignee;

                          (ii) words importing the plural shall include the singular and vice versa;

                         (iii) any document shall include that document as amended, modified, novated or supplemented;

                          (iv) a law [A] includes any statute, decree, constitution, regulation, order, judgment or directive of any Government Entity; [B] includes any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; [C] includes any judicial or adminis-trative interpretation or application thereof and (4) is a reference to that provision as amended, substituted or re-enacted;

                           (v) a Section or a Schedule is a reference to a section of or a schedule to this Agreement; and

          (b) The headings in this Agreement are for convenience only and shall not be considered part of any Section for purposes of construing this Agreement.

2.   REPRESENTATIONS AND WARRANTIES

     2.1 Lessee's Representations and Warranties: Lessee represents and warrants to Lessor that:

          (a) Status. Lessee is a corporation duly incorporated and validly existing in good standing under the laws of the State of Incorporation and has the corporate power to own its assets and carry on its business as it is being conducted and is the holder of all necessary air transportation licenses required in connection therewith and with the use and operation of the Aircraft;

          (b) Power and Authority. Lessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

          (c)  Legal Validity.  This Agreement constitutes
Lessee's legal, valid and binding obligation, enforceable against Lessee in accordance with its terms;



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          (d)  No Conflicts, Etc.  The entry into and performance
by Lessee of, and the transactions contemplated by, this Agreement do not and will not:

                           (i)     conflict with any laws binding on
     Lessee; or

                          (ii)     conflict with any provisions of the
     organizational documents of Lessee, or

                         (iii) conflict with or result in default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other agreement which is binding upon Lessee or any of its assets nor result in the creation of any Security
     Interest over any of its assets;

          (e) Authorizations. All authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, this Agreement and the transactions contemplated by this Agreement, have been (or will on or before the Delivery Date have been) obtained by Lessee or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

          (f)  No Immunity.

                           (i)     Lessee is subject to civil U.S.
     commercial law with respect to its obligations under this Agreement; and

                          (ii) neither Lessee nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by Lessee constitute private and commercial acts;

          (g) Financial Statements. The audited consolidated financial statements of Lessee and its Subsidiaries most recently delivered to Lessor:

                           (i) have been prepared in accordance with United States generally accepted accounting principles applied consistently with the past practices of Lessee and its Subsidiaries; and

                          (ii)     fairly represent the consolidated
     financial condition of Lessee and its Subsidiaries as at the date thereof;

          (h) Chief Executive Office. Lessee's chief executive office (as that term is defined in Article 9 of the Uniform
Commercial Code as in effect in the State of Missouri) is located at 30 N.W. Rome Circle, Mezzanine Level, Kansas City
International Airport, Kansas City, Missouri 64153;

          (i)  Certificated Air Carrier.  Lessee is a
Certificated Air Carrier and Lessor, as lessor of the Aircraft to Lessee, is entitled to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Aircraft; and

          (j)  Citizen of the United States.  Lessee is a
"citizen of the United States" as defined in 49 U.S.C.
Section 40102(15) of the Federal Aviation Act.

     2.2 Lessee's Further Representations and Warranties: Lessee further represents and warrants to Lessor that:

          (a)  No Default.

                           (1) no Default has occurred and is continu-ing or might result from the entry into or performance of this Agreement; and

                          (ii)     except as disclosed to Lessor in
     writing:

                         [A]  no other event has occurred and is
                    continuing which constitutes a material event of default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other material agreement which is binding on Lessee or any assets of Lessee as to which the other party has accelerated the entire unpaid balance or commenced the exercise of any remedy; and

                         [B]  Lessee is not insolvent, is not
                    failing to pay its debts in the ordinary course of business as they mature and is not deferring, postponing or extending the payment of any material portion of its liabilities beyond its customary payment practices during the preceding 12 month period.

          (b)  Registration.

                           (i) except for the filing of this Agreement with the FAA and the Financing Statements and related documents with the appropriate Governmental Entity, it is not necessary under the laws of the State of Incorporation or the Habitual Base in order to ensure the validity, effectiveness and enforceability of this Agreement or to, establish, perfect or protect the property rights of Lessor in the Aircraft or any Engine or Part that this Agreement or any other instrument relating thereto be filed, registered or recorded or that any other action be taken or if any such filings, registrations, recordings or other actions are necessary, the same have been effected or will have been effected on or before the Delivery Date; and

                          (ii)     upon the filing of the Financing
     Statements and related documents with the appropriate
     Governmental Entity, and the filing of this Agreement with the FAA, under the laws of the State of Incorporation and the Habitual Base the property rights of Lessor in the Aircraft, have been fully established, perfected and protected and this Agreement will have priority in all respects over the claims of all creditors of Lessee;

          (c) Litigation. No litigation, arbitration, adminis-trative proceedings or investigation are pending or to Lessee's knowledge threatened against Lessee which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Agreement;

          (d) Pari Passu. The obligations of Lessee under this Agreement rank at least pari passu with all other present and contingent unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract;

          (e) Material Adverse Change. There has been no material adverse change in the consolidated financial condition of Lessee and its Subsidiaries or the financial condition of Lessee since the date of the most recent audited consolidated financial statements provided to Lessor on or prior to the Delivery Date;

          (f) Taxes. Lessee has delivered all necessary returns and payments due to the tax authorities in the State of Incorpo-ration and the Habitual Base and all other jurisdictions in which Lessee is required to pay taxes and/or file tax returns or tax reports, the failure of which is reasonably likely to result in the creation or imposition of a Security Interest in the Aircraft or otherwise might have a material adverse effect on Lessee's ability to perform its obligations under this Agreement and on its financial condition, and Lessee is not required by law to deduct any Taxes from any payments under this Agreement;

          (g) Information. To Lessee's knowledge, the financial and other information furnished by Lessee in connection with this Agreement does not contain any untrue statement or omit to state facts, the omission of which makes the statement therein, in the light of the circumstances under which they were made, misleading, nor omits to disclose any material matter to Lessor and all forecasts and opinions contained therein were honestly made on reasonable grounds after due and careful inquiry by Lessee;

          (h) Foreign Asset Control. As of the date of this Agreement, Lessee does not hold any contract or other obligation to operate the Aircraft to any of the countries designated under the United States Foreign Asset Control Regulations (31 C.F.R. Parts 500-599), including, as of the date hereof, Cuba, Haiti, Iraq, Libya, North Korea, the Federal Republic of Yugoslavia (Serbia and Montenegro) and the Unita Rebels of Angola;

          (i) ERISA. Lessee is not engaged in any transaction in connection with which it could be subjected to either a civil penalty assessed pursuant to Section 502(c) of ERISA or any tax imposed by Section 5975 of the Internal Revenue Code of 1986, as amended; no material liability of the Pension Benefit Guaranty Corporation has been or is expected by Lessee to be incurred with respect to any employee pension benefit plan (as defined in Section 3 of ERISA) maintained by Lessee; there has been no reportable event (as defined in Section 4043(b) of ERISA) with respect to any such employee pension benefit plan. There is no event of termination of any such employee pension benefit plan by the Pension Benefit Guaranty Corporation; and no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Internal Revenue Code), whether or not waived, exists with respect to any such employee pension benefit plan; and

          (j) Maintenance Program. The Maintenance Program for the Aircraft complies with all FAA requirements and is based on the Boeing MPD.

     2.3 Survival. The representations and warranties in Sections 2.1 and 2.2 will survive the execution of this Agreement will be deemed to be remade by Lessee on the Delivery Date with reference to the facts and circumstances then existing. The representations and warranties contained in Clause 2.1 will be deemed to be remade by Lessee on each Rent Date as if made with reference to the facts and circumstances then existing.

     2.4 Lessor's Representations and Warranties. Lessor represents and warrants to Lessee that:

          (a) Status. Lessor is a limited liability company duly incorporated and validly existing under the laws of the State of Iowa and has the power to own its assets and carry on its business as it is now being conducted and is the holder of all necessary air transportation licenses required in connection with the ownership of the Aircraft;

          (b) Power and Authority. Lessor has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

          (c)  Legal Validity.  This Agreement constitutes
Lessor's legal, valid and binding obligation, enforceable agreement Lessor in accordance with its terms;

          (d) No Conflicts. The entry into and performance by Lessor of, and the transactions contemplated by, this Agreement do not and will not:

                           (i)     conflict with any laws binding on
     Lessor; or

                          (ii)     conflict with the organizational
     documents of Lessor; or

                         (iii) conflict with or result in default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other agreement which is binding upon Lessor or any of its assets;

          (e) Authorizations. All authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement by Lessor have been (or will on or before the Delivery Date have been) obtained by Lessor or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

          (f)  No Immunity

                           (i)     Lessor is subject to civil U.S.
     commercial law with respect to its obligations under this Agreement; and

                          (ii) neither Lessor nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by Lessor constitute private and commercial acts;

          (g)  Citizen of the United States.  Lessor is a
"citizen of the United States" as defined in 49 U.S.C.
Section 40102(15) of the Federal Aviation Act; and

          (h) Litigation. No litigation, arbitration, adminis-trative proceedings or investigation are pending or to Lessor's knowledge threatened against Lessor which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Agreement.

3.   CONDITIONS PRECEDENT

     3.1 Lessor's Conditions Precedent. Lessor's obligation to deliver and lease the Aircraft to Lessee under this Agreement is subject to satisfaction of each of the following conditions:

          (a) Receipt by Lessor from Lessee on the Delivery Date of the following, reasonably satisfactory in form and substance to Lessor:

                           (i) Organizational Documents. A copy of the organizational documents of Lessee, certified by the Secretary or an Assistant Secretary of Lessee;

                          (ii) Resolutions. A copy of resolutions of the board of directors of Lessee, certified by the Secretary or an Assistant Secretary of Lessee, approving the terms of, and the transactions contemplated by, this Agreement, resolving that it enter into this Agreement, and authorizing a specified person or persons to execute this Agreement and accept delivery of the Aircraft on its behalf;

                         (iii) Opinion. An opinion, dated the Delivery Date, by legal counsel for Lessee, as to such matters and in form and substance reasonably acceptable to Lessor;

                          (iv) FAA Opinion. An opinion of counsel for Lessee, acceptable to Lessor, who are recognized specialists with regard to FAA matters, as to such FAA matters and in form and substance reasonably acceptable to Lessor;

                           (v) Approvals. Each approval, license and consent which may be required in relation to the performance by Lessee of any of its obligations hereunder (including, without limitation, any consent to the export of the Aircraft from the Habitual Base upon the termination of the leasing of the Aircraft under this Agreement);

                          (vi) Import. Any required import license, and all customs formalities, relating to the import of the Aircraft into the Habitual Base have been obtained or complied with by Lessor, and that the import of the Aircraft into the Habitual Base is exempt from Taxes;

                         (vii) Licenses. Certified copies of Lessee's air transport license, air operator's certificates and all other licenses, certificates and permits required by Lessee in relation to, or in connection with, the operation of the Aircraft;

                        (viii)     Process Agent.  A letter from the
     process agent appointed by Lessee in this Agreement accepting that appointment;

                        (ix)     Certificate.  A certificate of the
     Secretary or an Assistant Secretary of Lessee:

                              (a)  Setting out a specimen of each
     signature referred to in Section 3.1(a)(ii); and

                              (b)  Certifying that each copy of a
     document specified in this Section is correct, complete and in full force and effect;

                           (x) General. Such other documents as Lessor may reasonably request;

          (b)  The receipt by Lessor on or before the Delivery
Date of:

                           (i) Opinions. A signed original of each of the opinions referred to in Sections 3.1(a)(iii) and (iv);

                          (ii) Payments. All sums due to Lessor under this Agreement on or before the Delivery Date, including, without limitation, the first payment of Rent;

                         (iii) Insurance. Certified copies of all policies of insurance, and other evidence satisfactory to Lessor that Lessee has complied with the provisions of this Agreement as to Insurance effective on and after the Delivery Date;

                          (iv)     Financial Statements.  The latest
     available financial statements of Lessee as described in Sections 8.2(b)(i) and (ii);

                           (v) Documents. A confirmation of receipt of the Aircraft Documents delivered with the Aircraft on the Delivery Date;

                          (vi) General. Such other documents as Lessor may reasonably request;

          (c) Receipt by Lessor of such information and documents relating to the proposed Maintenance Program as Lessor may reasonably require and Lessor having agreed the proposed
Maintenance Program on or prior to the Delivery Date; and

          (d) Evidence that on the Delivery Date (i) the Financing Statements have been duly filed and that all filings, registrations, recordings and other actions have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of this Agreement and to protect the property rights of Lessor in the Aircraft or any Part, and
(ii) a Lease Supplement, substantially in the form set forth in
Schedule 3, Part 1, hereof has been filed, along with this Lease, with the FAA's aircraft registry in Oklahoma City, Oklahoma.

     3.2  Further Conditions Precedent.  The obligations of
Lessor to deliver and lease the Aircraft under this Agreement are subject to the further conditions precedent that:

          (a) The representations and warranties of Lessee under Sections 2.1 and 2.2 are correct and remain correct on the Delivery Date as if remade on delivery of the Aircraft under this Agreement; and

          (b) No Default has occurred and is continuing or might result from the leasing of the Aircraft to Lessee under this Agreement.

     3.3 Lessee's Conditions Precedent. Lessee's obligation lease the Aircraft from Lessor under this Agreement is subject to the receipt by lessee from Lessor on the Delivery Date of the following, reasonably satisfactory in form and substance to
Lessee:

          (a) Organizational Documents. A copy of the organizational documents of Lessor, certified by the Secretary or an Assistant Secretary of Lessor;

          (b) Resolutions. A copy of resolutions of managers of Lessor, approving the terms of, and the transactions contemplated by, this Agreement, resolving that it enter into this Agreement, and authorizing a specified person or persons to execute this Agreement on its behalf;

          (c) Opinion. A signed original of an opinion, dated the Delivery Date, by independent legal counsel for Lessor, as to the matters referred to in Sections 2.4(a), (b), (c), (e), (f),
(g) and, to the best knowledge of such counsel, (d) and (h), in form and substance reasonably acceptable to Lessee;

          (d) Approvals. Each approval, license and consent which may be required in relation to the performance by Lessor of any of its obligations hereunder, if any;

          (e)  Certificate.  A certificate of a Manager of
Lessor:

                           (i) Setting out a specimen of each signature referred to in Section 3.3(b); and

                          (ii) Certifying that each copy of a document specified in this Section is correct, complete and in full force and effect;

          (f) Valid Registration. Evidence that on the Delivery date the Aircraft has been validly registered under the laws of the State of Registration; and

          (g) Officer's Certificate. A certificate of an officer of Lessor, certifying that:

                           (i) The representations and warranties of Lessor under Section 2.4 are correct and remain correct on delivery of the Aircraft under this Agreement; and

                          (ii)     No Default has occurred and is
                                   continuing or might result from the
                                   leasing of the Aircraft by Lessor under
                                   this Agreement.

     3.4 Waiver. The conditions specified in Sections 3.1, 3.2 and 3.3 are for the sole benefit of Lessor or Lessee, as the case may be, and may be waived in whole or in part and with or without conditions by Lessor or Lessee, as the case may be. If any of those conditions are not satisfied on the Delivery Date and Lessor (in its absolute discretion) nonetheless agrees to deliver the Aircraft to Lessee, or Lessee (in its absolute discretion) nonetheless agrees to accept the Aircraft, Lessor or Lessee, as the case may be, will ensure that those conditions are satisfied within fifteen (15) days after the Delivery Date and Lessor or Lessee may treat as an Event of Default the failure of Lessee or Lessor to do so.

4.    COMMENCEMENT

     4.1 Leasing. Lessor will lease the Aircraft to Lessee, and Lessee will lease the Aircraft from Lessor, in accordance with this Agreement for the duration of the Term. Lessor will tender the Aircraft in the condition required under Schedule 1 for acceptance on or about May __, 1997 or such other day as may be agreed.

     4.2  Acceptance and Delivery.

          (a) On or about May __, 1997 Lessor shall give Lessee written notice that the Aircraft is available for inspection at the Acceptance Location. Within three (3) Business Days thereafter, Lessee will inspect the Aircraft at such location.

Lessee's inspection shall be long enough to permit Lessee to:
(i) inspect the Aircraft Documents; (ii) inspect the Aircraft; and (c) inspect the Engines, including without limitation, to review the complete boroscope inspection conducted by Lessor in connection with the purchase by Lessor of the Aircraft, and, at Lessor's expense, engine condition runs; provided, however, that such inspection will not exceed three (3) consecutive days. Such inspection shall also include a demonstration flight, at Lessor's cost and expense, of up to two (2) hours in duration in accordance with Boeing standard flight operation check procedures, during which Lessee shall be entitled to have up to four (4) representatives on board the Aircraft. Lessor will maintain all insurance and assume full responsibility for loss or damage during such demonstration flight (unless such loss or damage is caused by the willful misconduct or gross negligence of Lessee or its representatives), and Lessor's pilot shall be the pilot-in-command for such flight, unless otherwise agreed by Lessor and Lessee. Except as otherwise provided herein, all other costs and expenses associated with Lessee's inspection will be the responsibility of Lessee.

          (b) The Aircraft will be tendered for delivery to Lessee in the condition described in Schedule 1 at the Acceptance Location; provided, however, that Lessor and Lessee may agree that the demonstration flight shall terminate at Kansas City, Missouri, in which event the Acceptance Location shall also be the Delivery Location. Lessee will effect acceptance of the Aircraft, if delivered in the condition described in Schedule 1, by execution and delivery of a Certificate of Acceptance in the form of Schedule 2, upon the conclusion of Lessee's inspection. In the event that the Aircraft is not in the condition specified in Schedule 1 to this Agreement, Lessee will notify Lessor in writing of those defects or deficiencies which cause the Aircraft not to meet the delivery conditions set forth in Schedule 1, in which event, Lessor shall, at its cost and expense, promptly correct such defects or deficiencies and cause the Aircraft to meet the delivery conditions set forth in Schedule 1 to this Lease Agreement. If Lessor fails to cure such defects or deficiencies and cause the Aircraft to meet the delivery conditions set forth in Schedule 1 to this Lease, on or before ________________, 1997 (other than by reason of a Default by Lessee), Lessee may terminate this Agreement, and Lessor will promptly refund to Lessee the amount of any Aircraft Deposits paid under this Agreement.

          (c) Unless otherwise agreed pursuant to Subsection (b) above, after acceptance by Lessee, the Aircraft will be delivered to Lessee at the Delivery Location or such other location as may be agreed by Lessor and Lessee in the same condition as the Aircraft was in when accepted by Lessee, except for ferry time. In the event the Aircraft is not in the same condition as the Aircraft was in when accepted by Lessee, except ferry time,

Lessee will notify Lessor in writing of any defects and deficiencies which cause the Aircraft not to be in the same condition as when the Aircraft was accepted, and Lessor shall at its sole cost and expense promptly correct such defects and deficiencies. Lessor will acknowledge delivery of the Aircraft in the required condition by execution and delivery to Lessor of an Acknowledgement of Delivery in the form of Schedule 6.

          (d) After delivery, the Aircraft and every Part will be in every respect at the sole risk of Lessee, who will bear all risk of loss, theft, damage or destruction to the Aircraft from any cause whatsoever.

     4.3  Delayed Delivery.  If, as a result of any Excusable
Delay, Lessor delays in the tender for acceptance of, or fails to tender for acceptance, the Aircraft under this Agreement:

                           (i) Lessor will not be responsible for any losses, including loss of profit, costs or expenses arising from or in connection with the delay or failure suffered or incurred by Lessee;

                          (ii) Lessee will not be entitled to terminate this Agreement or to reject the Aircraft when tendered for acceptance by Lessor in the condition required by the terms of this Agreement, on the grounds of any such delay, unless such delay or failure continues after ______________, 1997 or unless mutually agreed by Lessor and Lessee; and

                         (iii)     upon any such termination, neither
     Lessor nor Lessee will have any further obligation to the other under this Agreement other than as expressly set out in this Agreement, except that Lessor will refund to Lessee the amount of any Aircraft Deposits paid under this Agreement.

     4.4 Licenses. During the Term, Lessee will at its expense obtain and maintain all licenses, permits and approvals, if any, which may be necessary to transport the Aircraft from the Delivery Location. Lessor will furnish such data and information as may be reasonably requested by Lessee in connection with obtaining any such license, permit or approval.

     4.5 Extension Option. Provided (x) no Default shall have occurred and is continuing; and (y) there shall have been no material adverse change in Lessee's financial condition since the Delivery Date, Lessee shall have option (the "Extension Option") to extend the Term for two (2) additional 12 month periods commencing with the Expiration Date provided for in this Agreement. The Extension Options shall be exercised, if at all, by Lessee giving Lessor not less than one hundred eighty (180) days' prior written notice of Lessee's intention to exercise such

Extension Option which notice, once given, shall be irrevocable. Upon Lessee providing such notice, (xx) the Term shall be extended for an additional twelve (12) month period and the terms and conditions of this Agreement shall continue to apply during such period of extension; and (yy) the definition of Expiration Date shall be deemed amended accordingly (subject always to Section 4.6, if applicable).

     4.6 C Check Option. Provided that (x) no Default shall have occurred and is continuing; and (y) there shall have been no material adverse change in Lessee's financial condition since the Delivery Date, Lessee shall have the option (the "C Check Option") to extend the Term for up to 2 months provided that such extension of the Term is required by Lessee so as to enable Lessee to perform the C Check required by paragraph 1 (e) of
Schedule 3 at the time at which such check would otherwise fall to be performed pursuant to the Agreed Maintenance Program in the absence of the requirement contained in such section. The
C Check Option shall be exercised, if at all, by Lessee deliver-ing an irrevocable written notice (a "C Check Notice") to Lessor not later than one hundred eighty (180) days prior to the New Expiration Date (as defined below) proposed by Lessee which notice shall state whether Lessee desires to extend the Term and the proposed date of performance and completion of the aforementioned C Check. Upon the receipt by Lessor of the C Check Notice, (xx) Lessee shall be obliged to lease the Aircraft from Lessor until the date (the "New Expiration Date") of completion of the aforementioned C Check in accordance with the terms and conditions of this Agreement; and (yy) the definition of "Expiration Date" shall be deemed to have been amended so as to refer to the New Expiration Date and the Aircraft shall be redelivered to Lessor on that date (or, as may be applicable, any other date contemplated by such definition) in accordance with the terms and conditions of this Agreement.

5.   PAYMENTS

     5.1 Aircraft Deposit. In order to faithfully secure its obligations hereunder, Lessee shall pay to Lessor an Aircraft Deposit in the amount set forth in paragraph 1 of the Letter Agreement in accordance with the schedule set forth in that paragraph. Unless this Lease Agreement shall have been earlier terminated pursuant to Section 13.2, and provided that no Default shall have occurred and be continuing, the Aircraft Deposit shall be returned by Lessor to Lessee on (i) the Expiration Date, (ii) prior to the Expiration Date if this Lease Agreement is terminated by reason of Lessor's breach of its covenant in
Section 7.1 or (iii) as provided in Section 7.3(b)(ii) in connection with an Event of Loss. The Aircraft Deposit shall also be refunded to Lessee in whole, without set off, in accordance with the terms of Sections 4.2(b) and/or 4.3(ii) and
(iii).

     5.2 Rental Periods. The Term will be divided into Rental Periods. The first Rental Period will commence on the Delivery Date and end on the last day of the calendar month during which the Delivery Date occurs, with the Rent for such first Rental Period and the last Rental Period to be prorated on a daily basis to reflect the actual number of days in such initial and last Rental Periods. The second and each subsequent Rental Period will commence on the first day of each month next following the last day of the previous Rental Period. Each Rental Period will end on the last day of each month, except that if the last Rental Period would otherwise overrun the Expiration Date, it will end on the Expiration Date.

     5.3 Rent. Lessee will pay to Lessor or its order on each Rent Date, Rent, in advance, in immediately available funds in the amount set forth in paragraph 2 of Letter Agreement. Payment must be initiated adequately in advance of the Rent Date to ensure that Lessor receives immediately available funds on the Rent Date. If a Rental Period begins on a non-Business Day, the Rent payable in respect of that Rental Period shall be paid on the Business Day immediately preceding the date on which such Rental Period commences.

     5.4  Maintenance Reserves.

          (a) Amount. Lessee will also pay to Lessor Maintenance Reserves in relation to each Rental Period (including without limitation the last Rental Period of the Term) on the 10th day of the month following the end of the preceding Rental Period as follows:

                           (i) in respect of the Airframe, the amount set forth in paragraph 3(i) of Letter Agreement in respect of each Flight Hour or Cycle, whichever is higher, operated by the Aircraft during that Rental Period ("Airframe
     Maintenance Reserves");

                          (ii) in respect of each Engine, the amount set forth in paragraph 3(ii) of Letter Agreement in respect of each Flight Hour or Cycle, whichever is higher, operated by that Engine during that Rental Period ("Engine
     Refurbishment Maintenance Reserves");

                         (iii) in respect of the APU, the amount set forth in paragraph 3(iii) of Letter Agreement in respect of each Flight Hour or Cycle, whichever is higher, operated by that APU during that Rental Period ("APU Refurbishment
     Maintenance Reserves"); and

                          (iv) in respect of each Landing Gear, the amount set forth in paragraph 3(iv) of Letter Agreement in respect of each Flight Hour or Cycle, whichever is higher, operated by that Landing Gear during that Rental Period
     ("Landing Gear Maintenance Reserves").

          (b) Adjustment. Commencing on the first anniversary of the Delivery Date, the rate of Maintenance Reserves may be adjusted upwards annually by Lessor at a percentage rate per annum not to exceed the percentage increase in the Consumer Price Index for the Kansas City, Missouri Metropolitan Area since the Delivery Date or the date of the last price adjustment under this provision, if later. In addition, but not limiting the foregoing, Lessee acknowledges that the rates of Maintenance Reserves currently provided for in this Agreement are based upon the assumption the Agreed Maintenance Program for the Aircraft during the Term will be the same as that in effect on the Delivery Date. In the event that such assumption proves to be incorrect at any time during the Term, Lessor and Lessee agree that Lessor shall have the right, upon written notice to Lessee, to adjust the rate of Maintenance Reserves so as to reasonably account for the incorrectness of such assumption. In the event that the Agreed Maintenance Program changes during the Term (any such change to be in accordance with the relevant terms and conditions of this Agreement), Lessor shall make the aforementioned adjustment in the manner which Lessor determines, in its reasonable discretion, is necessary to maintain the rates of Maintenance Reserves at levels which accurately reflect the costs associated with obtaining the maintenance services referred to in Section 7.2 at prevailing industry rates. Each such notice shall specify the revised rate of Maintenance Reserves and the effective date of such revision. Lessee agrees to advise Lessor, in writing, of any circumstances or events which would result in the foregoing assumption becoming incorrect at any time during the Term.

     5.5 Payments. All payments by Lessee to Lessor under this Agreement will be made on the due date in Dollars and in immedi-ately available funds settled through the New York Clearing House System by wire transfer to Norwest Bank Iowa, N.A. (Acct. No. _____________), ABA No. ______________. Such account will be established in such fashion as shall ensure that the Bank will be paid automatically from such account any amounts owing to Bank in respect of the Aircraft.

     5.6  Gross-up.

          (a) All payments by Lessee under or in connection with this Agreement will be made without set-off or counterclaim, free and clear of and without deduction for or on account of all Taxes (other than Lessor Taxes and other than a violation of 7.1);

          (b) All Taxes (other than Lessor Taxes) in respect of payments under this Agreement shall be for the account of and will be paid by Lessee for its own account prior to the date on which penalties apply; and

          (c) If Lessee is compelled by law to make payment subject to any Tax (other than Lessor Taxes) and Lessor does not actually receive for its own benefit on the due date a net amount equal to the full amount provided for under this Agreement, Lessee will pay all necessary additional amounts to ensure receipt by Lessor of the full amount so provided for.

     5.7 Taxation. Lessee will on demand pay and indemnify Lessor against all Taxes (other than Lessor Taxes) levied or imposed against or upon Lessor or Lessee and relating to or attributable to Lessee, this Agreement or the Aircraft directly or indirectly in connection with the importation, exportation, registration, ownership, leasing, subleasing, delivery, possession, use, operation, repair, maintenance, overhaul, transportation, landing, storage, presence or redelivery of the Aircraft or any part thereof or any rent, receipts, insurance proceeds, income or other amounts arising therefrom.

     5.8  Value Added Tax.

          (a)  For the purposes of this subsection:

                           (i)     "VAT" means value added tax and any
     sales or turnover tax or imposition of a like nature;

                          (ii) "supply" includes anything on which VAT is chargeable;

          (b) Lessee will pay to Lessor the amount of any VAT chargeable in respect of any supply of goods or services for VAT purposes under this Agreement (other than any Lessor Taxes); and

          (c) Each amount stated as payable by Lessee under this Agreement is exclusive of VAT (if any) and is accordingly to be construed as a reference to that amount plus any VAT in respect of it.

     5.9 Information. If Lessee is required by any applicable law, or by any third party, to deliver any report or return in connection with any Taxes, Lessee will complete the same in a manner satisfactory to Lessor and in particular will state therein that Lessee is exclusively responsible for the use and operation of the Aircraft and for any Taxes arising therefrom, and Lessee will, on request supply a copy of the report or return to Lessor.

     5.10 Taxation of Indemnity Payments.

          (a) If and to the extent that any sums payable to Lessor by Lessee under this Agreement by way of indemnity are insufficient, by reason of any Taxes (other than Lessor Taxes) payable in respect of those sums, for Lessor to discharge the corresponding liability to the relevant party (including any taxation authority), or to reimburse Lessor for the cost incurred by it to a third party (other than Lessor Taxes) (including any taxation authority), Lessee will pay to Lessor such sum as will after the tax liability has been fully satisfied leave Lessor with the same amount as it would have been entitled to receive in the absence of that liability together with interest on the amount of the deficit at the rate of interest stated in
Section 5.11 in respect of the period commencing on the date on which the payment of taxation is finally due until payment by Lessee (both before and after judgment); and

          (b) If and to the extent that any sums constituting (directly or indirectly) an indemnity to Lessor but paid by Lessee to any person other than Lessor are treated as taxable in the hands of Lessor (other than Lessor Taxes), Lessee will pay to Lessor such sum as will after the tax liability has been fully satisfied indemnify Lessor to the same extent as it would have been indemnified in the absence of such liability together with interest on the amount payable by Lessee under this subsection at the rate of interest stated in Section 5.11 in respect of the period commencing on the date on which the payment of taxation is finally due until payment by Lessee (both before and after judgment) provided however that Lessee will not be liable for any Lessor Taxes incurred as a result of the payment of the Agreed Value pursuant to Section 11.

     5.11 Default Interest. If Lessee fails to pay any amount payable under this Agreement on the due date, Lessee will pay on demand from time to time to Lessor interest (both before and after judgment) on that amount, from the due date to the date of payment in full by Lessee to Lessor, at the rate calculated by Lessor to be the Prime Rate plus five percent (5%) per annum. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed and a 360 day year.

     5.12 Contest. Lessee may, at its own cost and expense, either in its own name or in Lessor's name, contest the validity, applicability or assessment of any Taxes by (i) resisting payment thereof, (ii) paying same under protest, or (iii) using reasonable efforts to obtain a refund thereof in appropriate proceedings. If Lessee disputes the payment of any Taxes payable by Lessor for which Lessee is responsible under this Agreement, Lessor will take such action as Lessee may reasonably request, at

Lessee's expense, to contest that payment but will not be obliged to take any such action:

          (a) Which Lessor considers in its reasonable discretion may materially prejudice it unless Lessee will have provided security reasonably satisfactory to Lessor to cover the liability for the Taxes; or

          (b) Which Lessor considers does not have a reasonable prospect of success; or

          (c) For which Lessee has not made adequate provision to the reasonable satisfaction of Lessor in respect of the expense concerned.

If Lessor shall obtain a refund of any amount paid by Lessee pursuant to Sections 5.7, 5.8, 5.10, Lessor shall pay Lessee the amount of such refund together with any interest actually received by Lessor on account of such refund.

     5.13 Absolute and Conditional Obligations of Lessee.
Lessee's obligations under this Agreement are absolute and unconditional irrespective of any contingency whatsoever including (but not limited to):

          (a) Any right of set-off, counterclaim, recoupment, defence or other right which either party to this Agreement may have against the other;

          (b) Any unavailability of the Aircraft for any reason other than Lessor's failure to deliver the Aircraft in the condition required under Schedule 1 and other than a breach by Lessor of its covenant set forth in Section 7.1, including, but not limited to, a requisition of the Aircraft or any prohibition or interruption of or interference with or other restriction against Lessee's use, operation or possession of the Aircraft;

          (c)  Any lack, invalidity of or defect in
airworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or any Event of Loss in respect of or any damage to the Aircraft;

          (d) Any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor or Lessee;

          (e) Any invalidity or unenforceability or lack of due authorization of, or other defect in, this Agreement; and

          (f) Any other cause which but for this provision would or might otherwise have the effect of terminating or in any way affecting any obligation of Lessee under this Agreement.

     5.14 Security.

          (a) It is intended by Lessor and Lessee that the Maintenance Reserves payable to Lessor pursuant to Section 5.4 are amounts paid by Lessee to Lessor in consideration for Lessor acquiring the Aircraft and removing the Aircraft from the market, the use of the Aircraft by Lessee and the satisfaction of Lessee's obligations under this Agreement and that, once paid, those monies irrevocably and unconditionally shall be the property of Lessor. Notwithstanding that stated intent, if and to the extent that those monies or any thereof, under any applicable law or otherwise, are determined to be security deposits or otherwise the property of Lessee or if it is so determined those monies are a debt owed to Lessee or that Lessee shall have any interest in those monies (the "Maintenance Reserve Account"), the parties agree that subsections (c), (d) and (e) below shall apply:

          (b) It is further intended by Lessor and Lessee that Aircraft Deposit payable by Lessee to Lessor pursuant to Section
5.1 and, if applicable, the Insurance Security Deposit contemplated by the first paragraph of Schedule 4 (collectively the "Deposits") are security deposits to faithfully secure the satisfaction by Lessee of its obligations under the Agreement.

          (c) To the fullest extent permitted by law and by way of continuing security, Lessee grants to Lessor a security-interest in the Maintenance Reserve Account and the Deposits and all rights of Lessee to payment thereof, the debt represented thereby and/or any and all interest of Lessee therein to Lessor by way of first priority security interest as security for Lessee's obligations and liabilities under this Agreement and the Other Agreements (the "Secured Liabilities"). Except as expressly permitted under Section 7.2 of this Agreement, Lessee will not be entitled to payment of the Maintenance Reserve Account. Lessee will not assign, transfer or otherwise dispose of all or part of its rights in the Maintenance Reserve Account or the Deposits, and Lessee agrees that it will enter into any additional documents and instruments necessary or reasonably requested by Lessor to evidence, create or perfect Lessor's rights to the Maintenance Reserve Account and the Deposits.

          (d) If Lessee fails to comply with any provision of this Agreement or any Event of Default has occurred and is continuing Lessor may immediately or at any time thereafter, without prior notice to Lessee:

                           (i) Set-off all or any part of the Secured Liabilities against the liabilities of Lessor in respect of the Maintenance Reserve Account and/or the Deposits;

                          (ii) Apply or appropriate the Maintenance Reserve Account and/or the Deposits in or towards the payment or discharge of the Secured Liabilities in such order as Lessor sees fit; and

          (e) If Lessor has exercised the set-off described in sub-clause (d) above, Lessee shall, following a demand in writing from Lessor, promptly restore the Maintenance Reserve Account and/or the Deposits to the level at which they stood immediately prior to such set-off.

6.   MANUFACTURER'S WARRANTIES

     6.1 Assignment. Notwithstanding this Agreement, Lessor will remain entitled to the benefit of each warranty, express or implied, with respect to the Aircraft, any Engine or Part so far as concerns any manufacturer, vendor, subcontractor or supplier or any seller from whom Lessor acquired the Aircraft. Except to the extent Lessor otherwise directs, Lessor hereby authorizes Lessee to pursue any claim against any manufacturer, vendor, subcontractor or supplier (but not any seller of the Aircraft) in relation to defects affecting the Aircraft, any Engine or Part and Lessee agrees diligently to pursue any such claim which arises at its own cost. Lessee will notify Lessor promptly upon becoming aware of any such claim.

     6.2 Proceeds. Except to the extent Lessor otherwise agrees in a particular case, all proceeds of any such claim will be paid directly to Lessor, except, but if and to the extent that such claim relates:

          (a) To defects affecting the Aircraft which Lessee has rectified; or

          (b) To compensation for loss of use of the Aircraft, an Engine or any Part during the Term; and

provided no Default has occurred and is continuing the proceeds will be paid to Lessee by Lessor but in the case of (a) only on receipt of evidence satisfactory to Lessor that Lessee has rectified the relevant defect.

     6.3 Parts. Except to the extent Lessor otherwise agrees in a particular case, Lessee will procure all engines, components, furnishings or equipment provided by the manufacturer, vendor, subcontractor or supplier in replacement of a defective Engine or Part pursuant to the terms of any warranty, all of which will be installed promptly by Lessee such that title thereto free of

Security Interests vests in Lessor. On installation those items will be deemed to be an Engine or Part as applicable.

     6.4 Agreement. To the extent any warranties relating to the Aircraft are made available under an agreement between any manufacturer, vendor, subcontractor or supplier and Lessee, this
Section 6 is subject to that agreement.  However Lessee will:

          (a) Pay the proceeds received by Lessee of any claim thereunder to Lessor to be applied pursuant to Section 6.2 and pending such payment will hold the claim and the proceeds on trust for Lessor; and

          (b) Lessee will take all such steps as are necessary at the end of the Term to ensure the benefit of any of those warranties which have not expired are vested in Lessor.

7.   LESSOR'S COVENANTS

     7.1 Quiet Enjoyment. Lessor and any person lawfully acting or claiming by or through Lessor will not interfere with the quiet use, possession, operation and enjoyment of the Aircraft by Lessee, but the exercise by Lessor of its rights under or in connection with this Agreement will not constitute such an interference.

     7.2 Maintenance Contribution. Provided no Default has occurred and is continuing, Lessor will pay promptly to third party vendors, suppliers, maintenance shops, service facilities or other contractors, by way of contribution to the cost of maintenance of the Aircraft, upon submission by Lessee to Lessor within six (6) months of the commencement of that maintenance and before thirty (30) days after the Expiration Date of an invoice and supporting documentation reasonably satisfactory to Lessor, evidencing with respect to (x) the Airframe, any "D", "Q" , or "C-7" checks, or (y) any Engine or APU, the performance in accordance with this Agreement of a Hot Section Refurbishment, a Cold Section Refurbishment and/or the replacement of Life Limited Parts or (z) any Landing Gear, work in the nature of overhaul requiring removal and disassembly (in each case, other than (i) repairs arising as a result of foreign object damage or operational or maintenance mishandling; and/or (ii) removal, installation, maintenance and repair of QEC (Quick Engine Change) kits; and/or (iii) airworthiness directives) the lesser of (a) the amount of that invoice and (b) an amount equal to the aggregate amount of Maintenance Reserves paid in respect of the Airframe, that Engine or APU or that Landing Gear under this Agreement at the time of commencement of such maintenance less the aggregate amount previously paid in respect of the Airframe, that Engine or APU or the Landing Gear by Lessor under this subsection.

     7.3 Lessor Obligations Following Expiration Date. Within five (5) Business Days after:

          (a) Redelivery of the Aircraft to Lessor in accordance with and in the condition required by this Agreement; or

          (b) Payment to Lessor of the Agreed Value following an Event of Loss after the Delivery Date;

or in each case such later time as Lessor is satisfied Lessee has irrevocably paid to Lessor all amounts which may then be out-standing or become payable under this Agreement and provided that no Default shall have occurred and is continuing, Lessor will pay to Lessee:

                           (i)     the amount of any Rent received in
     respect of any period falling after the date of redelivery of the Aircraft or payment of the Agreed Value, as the case may be; and

                          (ii)     the Aircraft Deposit.

8.   LESSEE'S COVENANTS

     8.1  Duration.  The obligations in this Section and in
Section 12 will:

          (a) Except as otherwise stated, be performed at the expense of Lessee; and

          (b) Remain in force until the Expiration Date in accordance with this Agreement and thereafter to the extent of any accrued rights of Lessor in relation to those obligations.

     8.2  Information.  Lessee will:

          (a) Notify Lessor forthwith of the occurrence of any Default or any other event which might adversely affect Lessee's ability to perform any of its obligations under this Agreement;

          (b)  Furnish to Lessor:

                           (i)     45 days after the last day of each
     fiscal quarter, the consolidated unaudited financial
      statements of Lessee (comprising a balance sheet and profit and loss statement) prepared for the most recent previous month or fiscal quarter, certified by Lessee's chief financial officer as being true and correct;

                          (ii)     as soon as available but not in any
     event later than one hundred twenty (120) days after the last day of each fiscal year of Lessee, its audited consolidated financial statements for the year ending on such day;

                         (iii) at the same time the same are issued to the shareholders or creditors of Lessee generally, a copy of each report to or filing with the SEC; and

                          (iv) on request from time to time, such other information relevant to the transactions contemplated by this Agreement regarding Lessee and its business and affairs as Lessor may reasonably request;

          (c) Keep Lessor informed as to current serial numbers of the Engines and any engine installed on the Aircraft;

          (d) Promptly furnish to Lessor all information Lessor from time to time reasonably requests regarding the Aircraft, any Engine or any Part, its use, location and condition including, without limitation, the hours available on the Aircraft and any Engine until the next scheduled check, inspection, overhaul or shop visit, as the case may be;

          (e) On request, within ten (10) days after such request, furnish to Lessor evidence satisfactory to Lessor of payment of all Taxes due during the Rental Period most recently ended or any previous Rental Period the nonpayment of which could give rise to the imposition of a Security Interest on the Aircraft;

          (f) On request, furnish to Lessor evidence satisfac-tory to Lessor that all Taxes and charges incurred by Lessee with respect to the Aircraft, including without limitation all payments due to the relevant air traffic control authorities, the nonpayment of which could give rise to the imposition of a Security Interest on the Aircraft, have been paid and discharged in full;

          (g)  Provide Lessor with a monthly report on the Flight
Hours and Cycles accumulated in respect of each Engine and APU during the preceding month in the form required from time to time by Lessor;

          (h) Give Lessor not less than thirty (30) days' written notice as to the time and location of all Major Checks;
and

          (i)  Promptly notify Lessor of:

                           (i) Any loss, theft, damage or destruction to the Aircraft, any Engine or any Part, or any modification to the Aircraft if the potential cost may exceed the Damage
     Notification Threshold; and

                          (ii) Any occurrence reasonably likely to give rise to a claim under the Insurance (but in the case of an occurrence with respect to the hull, only claims in excess of the Damage Notification Threshold) and details of any negotiations with the insurance brokers over any such claim.

     8.3  Lawful and Safe Operation.  Lessee will:

          (a) Comply with all laws in force in any country or jurisdiction which may be applicable to the Aircraft or, so far as concerns the use and operation of the Aircraft or an owner or operator thereof and take all reasonable steps to ensure that the Aircraft is not used for any illegal purpose;

          (b) Not use the Aircraft in any manner contrary to any recommendation of the manufacturer of the Aircraft, any Engine or any Part or any recommendation or regulation of the Air Authority or for any purpose for which the Aircraft is not designed or reasonably suitable;

          (c) Ensure that the crew and engineers employed by it in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licenses required by the Air
Authority and applicable law;

          (d) Use the Aircraft solely in commercial or other operations for which Lessee is duly authorized by the Air
Authority and applicable law;

          (e)  Not use the Aircraft for the carriage of:

                           (i) whole animals living or dead except in the cargo compartments according to I.A.T.A. regulations, and except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal;

                          (ii) acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes, or any nuclear assemblies or components, except as permitted for passenger aircraft under the "Restriction of Goods" schedule issued by I.A.T.A. from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled;

                         (iii) any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the Insurances; or

                          (iv)     any illegal item or substance;

          (f) Not utilize the Aircraft for purposes of training, qualifying or reconfirming the status of cockpit personnel except for the benefit of Lessee's cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Lessee;

          (g)  Not cause or permit the Aircraft to proceed to, or
remain at, any location which is then the subject of a
prohibition order (or any similar order or directive), sanctions or restrictions by:

                           (i) the United Nations Security Council, the U.S. International Economic Emergency Powers Act or U.N.
     Security Council directives or the U.S. Export
     Administration Act Regulations (15 C.F.R. Parts 730-799), except as may be permitted by operating in accordance with the conditions specified by the U.S. Export Administration
     Regulations, General License GATS (15 C.F.R. Part 771.19);

                          (ii) any Government Entity of the State of Registration or the Habitual Base;

                         (iii) any Government Entity of the country in which such location is situated; or

                          (iv) any Government Entity having jurisdic-tion over Lessor, the Banks or the Aircraft;

          (h) Obtain and maintain in full force all certifi-cates, licenses, permits and authorizations required for the use and operation of the Aircraft for the time being, and for the making of payments required by, and the compliance by Lessee with its other obligations under, this Agreement;

          (i) Not operate or locate the Aircraft or suffer or permit the Aircraft to be operated or located during the Term in any area excluded from coverage by any insurance policy issued pursuant to the requirements of this Agreement; and

          (j) Not operate or locate the Aircraft in, to or over any country which is (x) the subject of sanctions under the U.S. International Economic Emergency Powers Act or United Nations Security Council Directives and/or (y) restricted under the United States Trading with the Enemy Act or the United States Export Administration Act except as may be permitted by operating in accordance with the conditions specified by the United States Export Administration Regulations, General License GATS (15 CFR
Part 771.19).

     8.4  Taxes and Other Payments.  Lessee will promptly pay:

          (a) All license and registration fees, Taxes (other than Lessor Taxes) and other amounts of any nature imposed by any Government Entity with respect to the Aircraft, including without limitation the purchase, ownership, delivery, leasing, posses-sion, use, operation, return, sale or other disposition of the Aircraft; and

          (b)  All rent, fees, charges, Taxes (other than Lessor
Taxes) and other amounts in respect of any premises where the Aircraft or any Part thereof is located from time to time;

except to the extent that in the reasonable opinion of Lessor such payment is being contested in good faith by appropriate proceedings, in respect of which adequate reserves have been provided by Lessee and non-payment of which does not give rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of Lessor or any Bank.

     8.5 Sub-Leasing. LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUB-LEASE OR OTHERWISE PART WITH POSSESSION OF THE AIRCRAFT, THE ENGINES OR ANY PART EXCEPT THAT LESSEE MAY PART WITH POSSESSION (A) WITH RESPECT TO THE AIRCRAFT, THE ENGINES OR ANY PART TO THE RELEVANT MANUFACTURERS FOR TESTING OR SIMILAR PURPOSES OR TO THE AGREED MAINTENANCE PERFORMER FOR SERVICE, REPAIR, MAINTENANCE OR OVERHAUL WORK, OR ALTERATIONS, MODIFICATIONS OR ADDITIONS TO THE EXTENT REQUIRED OR PERMITTED BY THIS AGREEMENT, AND (B) WITH RESPECT TO AN ENGINE OR PART, AS EXPRESSLY PERMITTED BY THIS AGREEMENT.

     8.6  Inspection.

          (a) Lessor and any person designated by Lessor may at any time visit, inspect and survey the Aircraft, any Engine or any Part and for such purpose may, subject to any applicable Air Authority regulation, travel on the flight deck as observer;

          (b) Lessee will pay to Lessor on demand all reasonable out-of-pocket expenses (but not including the salaries of Lessor's employees) incurred by Lessor in connection with each such visit, inspection or survey which takes place during the continuance of a Default; and

          (c) Lessor will have no duty or liability to make, or arising out of any such visit, inspection or survey; and

          (d) So long as no Default has occurred and is continuing, Lessor will not exercise such right other than on reasonable notice and during normal business hours and so as not to disrupt unreasonably the commercial operations of Lessee.

     8.7 Ownership; Property Interests; Related Matters. Lessee will:

          (a) Not do or knowingly permit to be done or omit or knowingly permit to be omitted to be done any act or thing which might reasonably be expected to jeopardize the rights of Lessor as owner and lessor of the Aircraft;

          (b) On all occasions when the ownership of the Aircraft, any Engine or any Part is relevant, make clear to third parties that title is held by Lessor;

          (c) Not at any time (i) represent or hold out Lessor or the Banks as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which may be undertaken by Lessee or (ii) pledge the credit of Lessor or the Banks;

          (d) Ensure that there is always affixed, and not removed or in any way obscured, a fireproof plate (having dimensions of not less than 10 cm. x 7 cm.) in a reasonably prominent position in the cockpit of the Aircraft adjacent to the certificate of airworthiness and on each Engine stating:

          "This Aircraft/Engine is owned by Interlease
          Aviation Investors III (TACA), L.L.C.
          ("Interlease") and is leased to Vanguard Airlines, Inc. and may not be operated by any other person without the prior written, consent of Interlease;"

          (e)  Not create or permit to exist any Security
Interest upon the Aircraft, any Engine or any Part;

          (f) Not do or permit to be done anything which may reasonably be expected to expose the Aircraft, any Engine or any Part to penalty, forfeiture, impounding, detention, appropri-ation, damage or destruction and without prejudice to the fore-going, if any such penalty, forfeiture, impounding, detention or appropriation, damage or destruction occurs, give Lessor notice and use best endeavors to procure the immediate release of the Aircraft, any Engine or the Part, as the case may be;

          (g)  Not abandon the Aircraft, the Engine or any Part;

          (h) Pay and discharge or cause to be paid and dis-charged when due and payable or make adequate provision by way of security or otherwise for all debts, damages, claims and liabili-ties which have given or might give rise to a Security Interest over or affecting the Aircraft, any Engine or any Part; and

          (i) Not attempt, or hold itself out as having any power, to sell, lease or otherwise dispose of the Aircraft, any Engine or any Part.

     8.8  General.  Lessee will:

          (a) Not liquidate or dissolve and Lessee shall not convey, transfer, lease or otherwise dispose of all or substantially all of its property and other assets, whether in one or series of related transactions;

          (b) Not consolidate with or merge into, any other corporation, except that:

                           (i) Lessee may merge with or into any other corporation for the sole purpose of reincorporating Lessee in another state, provided that the surviving corporation shall execute and deliver to Lessor an agreement by which such survivor expressly assumes the due and punctual performance of all of the covenants and conditions of this Agreement; and

                          (ii) Lessee may merge with or into any other corporation, provided that:

                         [A]  the corporation formed by or
     surviving such consolidation or merger (the "Successor
     Entity"):

                              (1)  shall be a corporation
          organized and existing under the laws of the United
          States of America or any state thereof;

                              (2)  immediately after giving
          effect to such transaction, shall be Lessee or shall have acquired or succeeded to all or substantially all of the property and other assets (including, without limitation, all or substantially all of Lessee's property and other assets) as an entity; and

                              (3)  shall execute and deliver to
          Lessor an agreement, in form and substance reasonably satisfactory to Lessor, which is a legal, valid, binding and enforceable assumption by such Successor Entity of the due and punctual performance and observance of each covenant and condition of this Agreement and agreement to be bound thereby, and shall execute, deliver and/or file such recordations and filings with any Government Entity and such other documents as Lessor shall reasonably deem to be necessary or advisable (including, without limitation, to preserve and protect the interests of Lessor) to evidence, or in connection with, such consolidation, merger,sale, lease, transfer or other disposition or acquisition and an officer's certificate from a responsible officer of the Successor Entity confirming the legal, valid, binding and enforceable nature of such assumption, and to the effect that the other requirements of this paragraph have been satisfied, and a legal opinion from counsel confirming the legal, valid, binding and enforceable nature of such assumption and otherwise in such form and substance reasonably satisfactory to Lessor; and

                    [B] prior to and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such permitted transaction involving a Successor Entity shall relieve or release Lessee of or from any obligations hereunder which arose or existed prior to such transaction. Promptly following the closing of such transaction, Lessee shall provide Lessor with a certificate signed by Lessee's chief financial officer to the effect that such transaction, will not have a material adverse effect on Lessee's ability to perform its obligations under this Agreement;

          (c) Ensure that no change will occur in the Habitual Base of the Aircraft without the prior written consent of Lessor. Lessor agrees that it shall not withhold its consent to a change in the Habitual Base to another state of the United States of America if Lessee shall have provided Lessor with an opinion of counsel practicing in the state of the United States of America proposed by Lessee to be the Habitual Base in form and in substance reasonably satisfactory to Lessor to the effect that the rights and interests of Lessor are duly protected; and

          (d) Not, without giving Lessor thirty (30) days prior notice (in accordance with this Agreement), change its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code as in effect in the State of Missouri) from 30 N.W. Rome Circle, Mezzanine Level, Kansas City International Airport, Kansas City, Missouri 64153;

          (e) remain a Certificated Air Carrier and maintain, without limitation, its status so as to fall within the purview of Section 1110 of Title 11 of the United States Code or any analogous Statute; and

          (f) remain a "citizen of the United States" as defined in 49 U.S.C. Section 40102(15) of the Federal Aviation Act.

     8.9  Records.  Lessee will:

          (a) Cause accurate, complete and current records of all flights made by, and all maintenance carried out on, the Aircraft (including in relation to each Engine and Part subse-quently installed, before the installation) to be kept; keep the records in such manner as the Air Authority may from time to time require, and ensure that they comply with the recommendations of any manufacturers of the Aircraft, any Engine or any Part. The records will form part of the Aircraft Documents; and

          (b) Maintain its own or procure access to a revision service in respect of, and will maintain with appropriate revisions, all Aircraft Documents, records, logs, and other materials required by applicable laws and best practice of major international air transport operators in respect of the Aircraft.

     8.10 Protection:  Lessee will:

          (a) Maintain the registration of the Aircraft with the Air Authority in the name of Lessor and, to the extent permitted under the laws of the State of Registration, reflecting the interests of Lessor and not do or suffer to be done anything which might adversely affect that registration; and

          (b) Do all acts and things (including, without limitation, making any filing or registration with the Air Authority or any other Government Entity) and execute and deliver, notarize, file, register and record all documents (including, without limitation, any amendment of this Agreement, other than an amendment which would alter any of the material terms hereof in a manner adverse to Lessee) as may be required by Lessor, which shall be at Lessor's cost with respect to item (i) and at Lessee's cost with respect to items (ii) and (iii) below:

                           (i) following any change or proposed change in the ownership or financing of the Aircraft or in the manner of securing Lessor's obligations to the Banks; or

                          (ii)     following any modification of the
     Aircraft, any Engine or any Part or the permanent replacement of any Engine or Part in accordance with this Agreement, so as to ensure that the rights of Lessor as owner and lessor of the Aircraft and under this Agreement apply with the same effect as before; or

                         (iii)     to establish, maintain, preserve,
     perfect and protect the rights of Lessor under this

     Agreement or the interest of Lessor as owner of the Aircraft.

     8.11 Maintenance and Repair.  Lessee will:

          (a) Keep the Aircraft airworthy in all respects and in good repair and condition;

          (b) Not change the Agreed Maintenance Program or the schedule of the Agreed Maintenance Program without the written consent of Lessor;

          (c) Maintain the Aircraft in accordance with the Agreed Maintenance Program through the Agreed Maintenance
Performer and perform (at the respective intervals provided in the Agreed Maintenance Program) all Major Checks;

          (d) Maintain the Aircraft in accordance with FAA Federal Air Regulations Part 121 and any other rules and regula-tions of the FAA as may be applicable to passenger category aircraft and in at least the same manner and with at least the same care, including, without limitation, maintenance scheduling, modification status and technical condition, as is the case with respect to similar aircraft owned or otherwise operated by Lessee including, without limitation, all maintenance to the Airframe, any Engine or any Part required to maintain all warranties, per-formance guarantees or service life policies in full force and effect and will not discriminate in the care, scheduling, scope, status or technical condition of maintenance of the Aircraft as compared with other aircraft included in Lessee's fleet of Boeing 737 Aircraft;

          (e) Comply with all mandatory inspection and modifi-cation requirements, airworthiness directives and similar requirements applicable to the Aircraft, any Engine or Part having a compliance date during the Term or within sixty (60) days after the Expiration Date and which are required by the Air Authority (each of the foregoing being hereinafter referred to as a "Relevant AD").

          The cost of compliance with any single Relevant AD shall be allocated among Lessor and Lessee as follows:

                      (i) Lessee shall be responsible for the first $200,000 of such cost;

                     (ii) Lessor and Lessee shall share, on an equal basis, the portion of such cost (if any) which exceeds
     $200,000 up to and including $350,000; and

                    (iii) Lessor shall be wholly responsible for the portion of such cost (if any) which exceeds $350,000

     (subject always to the provisions of the following paragraph.

          Notwithstanding the foregoing, in the event that the total cost of any single Relevant AD (such total cost to be mutually agreed, in good faith, between Lessor and Lessee) exceeds $350,000 (the "Threshold Amount"), Lessor may elect not to make its contribution to the cost of compliance with such Relevant AD as described in (iii) above. If Lessor shall so elect, Lessee shall be entitled, by giving prior written notice to Lessor, to terminate this Agreement and redeliver the Aircraft to Lessor in accordance with the terms of Sections 12.1 through
12.8 and Schedule 3 (except for compliance with the Relevant AD which gave rise to such termination) on the earlier of (x) the date which is 30 days after the date of such notice from Lessee to Lessor or (y) the date on which the Aircraft is required to be removed from service by reason of non-compliance with the applicable Relevant AD. Such notice shall specify the proposed redelivery date of the Aircraft by Lessee and, upon the receipt of such notice by Lessor, the then current definition of Expiration Date shall be deemed to have been amended accordingly. Upon any termination of this Agreement pursuant to this Section 8.11(e), neither party shall be under any further obligation in the other hereunder except for (x) accrued obligations of Lessee hereunder; and (y) obligations hereunder which are expressed to continue notwithstanding the expiration of the Term; provided, however, that Lessor shall, if applicable having regard to the provisions of Section 7.3, make the payments described in Section 7.3(b) but shall be under no obligation to repay, rebate or otherwise refund any Maintenance Reserves previously paid by Lessee under this Agreement.

          (f) Comply with all applicable laws and the regula-tions of the Air Authority and other aviation authorities with jurisdiction over Lessee or the Aircraft, any Engine or Part regardless of upon whom such requirements are imposed and which relate to the maintenance, condition, use or operation of the Aircraft or require any modification or alteration to the Aircraft, any Engine or Part;

          (g) Maintain in good standing a current certificate of airworthiness (in the appropriate category for the nature of the operations of the Aircraft) for the Aircraft issued by the Air Authority except where (i) the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement or (ii) the Aircraft's Certificate of Airworthiness is withdrawn by the Air Authority for all Aircraft of the same model as the Aircraft, and will from time to time provide to Lessor a copy of such certificate of airworthiness on request;

          (h) If required by the Air Authority, maintain a current certification as to maintenance issued by or on behalf of the Air Authority in respect of the Aircraft and will from time to time provide to Lessor a copy on request; and

          (i) Procure promptly the replacement of any Engine or Part which has become time, cycle or calendar expired, lost, stolen, seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use, with an engine or part complying with the conditions set out in
Section 8.13(a).

     8.12 Removal of Engines and Parts. Lessee will ensure that no Engine or Part installed on the Aircraft is at any time removed from the Aircraft other than:

          (a) If replaced as expressly permitted by this Agreement; or

          (b) If the removal is of an obsolete item and is in accordance with the Agreed Maintenance Program; or

          (c)              (i)     during the course of maintaining,
     servicing, repairing, overhauling or testing that Engine or the Aircraft, as the case may be; or

                          (ii)     as part of a normal engine or part
     rotation program; or

                         (iii) for the purpose of making such modifi-cations to the Engine or the Aircraft, as the case may be, as are permitted under this Agreement;

     and then in each case only if it is reinstalled or replaced by an engine or part complying with Section 8.13(a) as soon as practicable and in any event no later than the Expiration
     Date.

     8.13 Installation of Engines and Parts.  Lessee will:

          (a) Ensure that, except as permitted by this Agree-ment, no engine or part is installed on the Aircraft unless:

                           (i)     in the case of an engine, it is an
     engine of the same model as, or an improved or advanced version of the Engine it replaces, which is in the same or better operating condition, has substantially similar or greater hours available until the next scheduled checks, inspections, overhauls and shop visits (taking into account for this purpose the hours available in respect of all compressor and turbine discs) and has the same or greater value and utility as the replaced Engine;

                          (ii) in the case of a part, it is in as good operating condition, has substantially similar hours avail-able until the next scheduled checks, inspections, overhauls and shop visits, is of the same or a more advanced make and model and is of the same interchangeable modification status as the replaced Part;

                         (iii) in each case, it has become and remains the property of Lessor free from Security Interests and on installation on the Aircraft will without further act be subject to this Agreement;

                          (iv)     in each case, Lessee has sufficient
     details as to its source and maintenance records to assure compliance with applicable Air Authority requirements;;

          (b) If no Default has occurred which is continuing, be entitled to install any engine or part on the Aircraft by way of replacement notwithstanding Section 8.13(a) if:

               (i) there is not available to Lessee at the time and in the place that that engine or part is required to be installed on the Aircraft, a replacement engine or, as the case may be, part complying with the requirements of
     Section 8.13(a);

                (ii)     it would result in an unreasonable
     disruption of the operation of the Aircraft and/or the business of Lessee to ground the Aircraft until an engine or part, as the case may be, complying with Section 8.13(a) becomes available for installation on the Aircraft; and

                 (iii) as soon as practicable after installa-tion of the same on the Aircraft but, in any event, no later than the Expiration Date, Lessee removes any such engine or part and replaces it with the Engine or Part replaced by it or by an engine or part, as the case may be, complying with
     Section 8.13(a).

     8.14 Non-Installed Engines and Parts.  Lessee will:

          (a) Ensure that any Engine or Part which is not installed on the Aircraft (or any other aircraft as permitted by this Agreement) is, except as expressly permitted by this Agreement, properly and safely stored, and kept free from Security Interests;

          (b) Notify Lessor whenever any Engine is removed from the Aircraft and, from time to time, on request procure that any person to whom possession of an Engine is given acknowledges in writing to Lessor, in form and substance satisfactory to Lessor, that it will respect the interests of Lessor and as owner of the

Engine and will not seek to exercise any rights whatsoever in relation to it;

          (c) Notwithstanding the foregoing provisions of this subsection, be permitted, if no Default has occurred and is continuing, to install any Engine or Part on an aircraft, or in the case of a Part, an engine:

                           (i) owned and operated by Lessee free from Security Interests; or

                          (ii) leased or hired to Lessee pursuant to a lease or conditional sale agreement on a long-term basis and on terms whereby Lessee has full operational control of that aircraft or engine; or

                         (iii) acquired by Lessee and/or financed or refinanced, and operated by Lessee, on terms that ownership of that aircraft or engine, as the case may be, pursuant to a lease or conditional sale agreement, or a Security
     Interest therein, is vested in or held by any other person;

     provided that in the case of (ii) and (iii):

                         (1)  the terms of any such lease,
          conditional sale agreement or Security Interest will not have the effect of prejudicing the interests of Lessor as owner and lessor of that Engine or Part; and

                         (2)   the lessor under such lease, the
          seller under such conditional sale agreement or the holder of such Security Interest, as the case may be, has confirmed and acknowledged in writing to Lessor, in form and substance satisfactory to Lessor, that it will respect the interest of Lessor as owner and lessor of that Engine or Part and that it will not seek to exercise any rights whatsoever in relation thereto.

     8.15 Pooling of Engines and Parts. Lessee will not enter into nor permit any pooling agreement or arrangement in respect of an Engine or Part without the prior written consent of Lessor.

     8.16 Equipment Changes.

          (a) Lessee will not make any modification or addition to the Aircraft (each an "Equipment Change"), except for an Equipment Change which:

                           (i)     is expressly permitted by this Agree-
     ment, or

                          (ii) has the prior written approval of Lessor and which does not diminish the value, utility, condition, or airworthiness of the Aircraft; and

          (b) So long as a Default has not occurred and is continuing, Lessee may remove any Equipment Change if it can be removed from the Aircraft without diminishing or impairing the value, utility, condition or airworthiness of the Aircraft.

     8.17 Title on an Equipment Change.

          (a) Title to all Engines and Parts installed on the Aircraft whether by way of replacement, as the result of an Equipment Change or otherwise (except those installed pursuant to Section 8.13(b)) will on installation, without further act, vest in Lessor subject to this Agreement free and clear of all Security Interests. Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments as Lessor may require and which are necessary to ensure that title so passes to Lessor according to all applicable laws. At any time when requested by Lessor, Lessee will provide evidence to Lessor's satisfaction (including the provision, if required, to Lessor of one or more legal opinions) that title has so passed to Lessor;

          (b)  Lessor may require Lessee to remove any Equipment
Change and to restore the Aircraft to its condition prior to that Equipment Change at the end of the Term; and

          (c) Except as referred to in Section 8.17(b) any Engine or Part at any time removed from the Aircraft will remain the property of Lessor until a replacement has been made in accordance with this Agreement and until title in that replace-ment has passed, according to applicable laws, to Lessor subject to this Agreement free of all Security Interests whereupon title to the replaced Engine or Part will pass to Lessee.

     8.18 Third Party. Lessee will use its best efforts to ensure that no person (other than Lessor or any Bank) will act in any manner inconsistent with its obligations under this Agreement and that all persons will comply with those obligations as if references to "Lessee" included a separate reference to those persons.

9.   INSURANCE

     9.1 Insurance. Lessee will maintain in full force during the Term insurance in respect of the Aircraft in form and substance satisfactory to Lessor (the "Insurance", which expression includes, where the context so admits, any relevant re-insurance(s)) through such brokers and with such insurers and having such deductibles and being subject to such exclusions as may be approved by Lessor. The Insurance will be effected either: (a) on a direct basis with insurers of recognized standing who normally participate in aviation insurance in the leading international insurance markets and led by reputable underwriter(s) approved by Lessor; or (b) with a single insurer or group of insurers approved by Lessor who does not retain the risk but effects substantial reinsurance with reinsurers in the leading international insurance markets and through brokers each of recognized standing and acceptable to Lessor for a percentage acceptable to Lessor of all risks insured (the "Reinsurance").

     9.2 Requirements. Lessor's current requirements as to required Insurance are as specified in this Section and in
Schedule 4. Lessor may from time to time stipulate other requirements for the Insurance so that the scope and level of cover is maintained in line with best industry practice and the interests of Lessor protected.

     9.3 Change. If at any time Lessor reasonably determines that it is necessary to revoke its approval of any insurer, reinsurer, insurance or reinsurance, Lessor and/or its brokers, in order to protect the interests of the parties insured, Lessor will first consult with Lessee and Lessee's brokers (as for the time being approved by Lessor) regarding whether that approval should be revoked to protect the interests of the parties insured. If, following the consultation, Lessor reasonably determines that any change should be made to protect the interests of the Lessor and the parties insured, Lessee will then arrange or procure the arrangement of alternative cover satisfactory to Lessor.

     9.4  Insurance Covenants.  Lessee will:

          (a) Ensure that all legal requirements as to insurance of the Aircraft, any Engine or any Part which may from time to time be imposed by the laws of the State of Registration or any state which can assert jurisdiction over the Lessee, its business or the Aircraft, in so far as they affect or concern the operation of the Aircraft, are complied with and in particular those requirements compliance with which is necessary to ensure that (i) the Aircraft is not in danger of detention or forfeiture, (ii) the Insurance remain valid and in full force and effect, and (iii) the interests of the Indemnitees in the Insurance and the Aircraft or any Part are not thereby prejudiced;

          (b) Not use, cause or permit the Aircraft, any Engine or any Part to be used for any purpose or in any manner not covered by the Insurance or outside any geographical limit imposed by the Insurance;

          (c) Comply with the terms and conditions of each policy of the Insurance and not do, consent or agree to any act or omission which:

                           (i)     invalidates or may invalidate the
     Insurance; or

                          (ii) renders or may render void or voidable the whole or any part of any of the Insurance; or

                         (iii) brings any particular liability within the scope of an exclusion or exception to the Insurance;

          (d) Not take out without the prior written approval of Lessor any insurance or reinsurance in respect of the Aircraft other than those required under this Agreement unless relating solely to hull total loss, business interruption, profit commission and deductible risk;

          (e) Commence renewal procedures within a reasonable period prior to expiration of any of the Insurance and provide to
Lessor:

                           (i) if requested by Lessor, a written status report of renewal negotiation 14 days prior to each expiration date;

                          (ii) facsimiled confirmation of completion of renewal prior to each expiration date;

                         (iii) certificates of insurance and broker's (and any reinsurance brokers') letter of undertaking in a form acceptable to Lessor, detailing the coverage and confirming the insurers' (and any reinsurers') agreement to the specified insurance requirements of this Agreement within seven (7) days after each renewal date;

          (f) On request, provide to Lessor copies of documents evidencing the Insurance;

          (g) On request, provide to Lessor evidence that the Insurance premiums have been paid;

          (h) Not make any modification or alteration to the Insurance material and adverse to the interests of any of the Indemnitees;

          (i) Be responsible for any deductible under the Insurance; and

          (j) Provide any other insurance and reinsurance related information, or assistance, in respect of the Insurance as Lessor may reasonably require.

     9.5 Failure to Insure. If Lessee fails to maintain the Insurance in compliance with this Agreement, each of the Indemnitees will be entitled but not bound (without prejudice to any other rights of Lessor under this Agreement):

          (a) To pay the premiums due or to effect and maintain insurance satisfactory to it or otherwise remedy Lessee's failure in such manner (including, without limitation to effect and maintain an "owner's interest" policy) as it considers appropriate. Any sums so expended by it will become immediately due and payable by Lessee to Lessor together with interest thereon at the rate specified in Section 5.11, from the date of expenditure by it up to the date of reimbursement by Lessee; and

          (b) At any time while such failure is continuing to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied to its satisfaction.

     9.6 Continuing Indemnity. Lessor may require Lessee to effect and to maintain insurance after the Expiration Date with respect to its liability under the indemnities in Section 10 for such period as Lessor may reasonably require (but in any event not more than three (3) years) which provides for each Indemnitee to be named as additional insured. Lessee's obligation in this Section shall not be affected by Lessee ceasing to be lessee of the Aircraft and/or any of the Indemnitees ceasing to have any interest in respect of the Aircraft.

     9.7 Application of Insurance Proceeds. As between Lessor and Lessee:

          (a) All insurance payments received as the result of an Event of Loss occurring during the Term will be paid to Lessor, and Lessor will pay the balance of those amounts to Lessee after deduction of all amounts which may be or become payable by Lessee to Lessor under this Agreement (including under Section 11.1(b));

          (b) All insurance proceeds of any property damage or loss to the Aircraft, any Engine or any Part occurring during the Term not constituting an Event of Loss and in excess of the Damage Notification Threshold will be paid to Lessor and applied in payment (or to reimburse Lessee) for repairs or replacement property upon Lessor being satisfied that the repairs or replace-ment have been effected in accordance with this Agreement. Insurance proceeds in amounts below the Damage Notification

Threshold may be paid by the insurer directly to Lessee. Any balance remaining may be retained by Lessor;

          (c) All insurance proceeds in respect of third party liability will, except to the extent paid by the insurers to the relevant third party, be paid to Lessor to be paid directly in satisfaction of the relevant liability or to Lessee in reimburse-ment of any payment so made; and

          (d) Notwithstanding Sections 9.7(a), (b) or (c), if at the time of the payment of any such insurance proceeds a Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor to be applied toward payment of any amounts which may be or become payable by Lessee in such order as Lessor sees fit or as Lessor may elect.

10.  INDEMNITY

     10.1 General. Lessee agrees to assume liability for, defend, indemnify and hold harmless the Indemnitees on an after tax basis from and against any and all claims, proceedings, losses, liabilities, damages (whether direct, indirect, special, incidental or consequential) suits, judgments, costs, expenses (including, without limitation, reasonable legal fees and expenses), penalties (whether civil or criminal) or fines (each a "Claim") (regardless of when the same is made or incurred, whether during or after the Term):

          (a) Which may at any time be suffered or incurred directly or indirectly as a result of or in any manner connected with the possession, delivery, performance, management, owner-ship, registration, control, maintenance, condition, service, repair, overhaul, leasing, use, operation or return of the Aircraft, any Engine or Part (either in the air or on the ground), whether or not the Claim may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing or use or otherwise, and regardless of when the same arises or whether it arises out of or is attributable to any act or omission, negligent or otherwise, of any Indemnitee except as otherwise provided herein; or

          (b) Which arise out of any act or omission which invalidates or which renders voidable any of the Insurance; or

          (c) Which may at any time be suffered or incurred as a consequence of any design, article or material in the Aircraft, any Engine or any Part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidenti-ality owed to any person; or

          (d) Which results from Lessee's breach of any of its representations or warranties or any other Event of Default under this Agreement;

but excluding any Claim in relation to a particular Indemnitee to the extent that that Claim is covered pursuant to another indem-nity provision of this Agreement or to the extent it arises as a result of the gross negligence or wilful misconduct of that Indemnitee, Lessor, Lessor Taxes or a Lessor Lien, or to the extent it arises out of facts or circumstances occurring after the Expiration Date, where such facts or circumstances do not result from acts or omissions of Lessee.

     10.2 Duration. The indemnities contained in this Agreement will continue in full force after the Expiration Date.

     10.3 Subrogation. Lessee shall be subrogated to an Indemnitee's rights to any matter with respect to which Lessee has reimbursed such Indemnitee for amounts expended or incurred by it or has paid such amount directly pursuant to Section 10.1.

     10.4 Notice and Cooperation. In case any action, suit or proceeding is brought against an Indemnitee in connection with any Claim indemnified against under this Agreement, such Indemnitee will, promptly after receipt of notice of such action, suit or proceeding, notify Lessee thereof, enclosing a copy of all papers served upon such Indemnitee. Lessee may resist or defend such action, suit or proceeding. The Indemnitee shall take all actions reasonably requested by Lessee, at Lessee's cost and expense, in connection with Lessee's defense or resistance of such action, suit or proceeding.

11.  EVENTS OF LOSS

     11.1 Events of Loss.

          (a) If an Event of Loss occurs prior to delivery of the Aircraft to Lessee, this Agreement will immediately terminate and, except as expressly stated in this Agreement, neither party will have any further obligation or liability under this Agreement except that Lessor will refund to Lessee the amount of any Aircraft Deposit paid under this Agreement; and

          (b) If an Event of Loss occurs after delivery of the Aircraft to Lessee, Lessee will pay the Agreed Value to Lessor on or prior to the later of (i) five (5) Business Days after the Event of Loss and (ii) the date of receipt of insurance proceeds in respect of that Event of Loss. Subject to the rights of any insurers and reinsurers or other third party, upon irrevocable payment in full to Lessor of that amount and all other amounts which may be or become payable to Lessor under this Agreement, Lessor will without recourse or warranty (except as to Lessor's

Liens) and without further act, be deemed to have transferred to Lessee all of Lessor's rights to Parts not installed when the Event of Loss occurred, all on an as-is where-is basis, and will at Lessee's expense, execute and deliver such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) the transfer and the vesting of Lessor's rights in such Parts in Lessee, free and clear of all rights of Lessor and Lessor Liens.

     11.2 Requisition. During any requisition for use or hire of the Aircraft, any Engine or Part which does not constitute an Event of Loss:

          (a) The Rent, Maintenance Reserves and other charges payable under this Agreement will not be suspended or abated either in whole or in part, and Lessee will not be released from any of its other obligations under the Agreement (other than operational obligations with which Lessee is unable to comply solely by virtue of the requisition); and

          (b) So long as no Default has occurred and is continu-ing, Lessee will be entitled to any hire or other compensation paid by the requisitioning authority in respect of the Term. Lessee will, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by this Agreement. Lessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Lessor will apply such compensation in reimbursing Lessee for the cost of complying with its obligations under this Agreement in respect of any such change, but so that, if any Default has occurred and is continuing, Lessor may apply the compensation or hire in or towards settlement of any amounts owing by Lessee under this Agreement.

12.  RETURN OF AIRCRAFT.

     12.1 Return. On the Expiration Date or earlier termination of the lease of the Aircraft under this Agreement, unless an Event of Loss has occurred, Lessee will, at its expense, redeliver the Aircraft and Aircraft Documents to Lessor at the Redelivery Location or such other airport as is mutually acceptable to the parties hereto, in a condition complying with
Schedule 3, free and clear of all Security Interests and Permitted Liens (other than Lessor Liens) and in a condition qualifying for immediate certification of airworthiness by the FAA or as otherwise agreed by Lessor and Lessee.

     12.2 Final Inspection. Immediately prior to redelivery of the Aircraft, Lessee will make the Aircraft available to Lessor for inspection ("Final Inspection") in order to verify that the condition of the Aircraft complies with this Agreement. The Final Inspection will be long enough to permit Lessor to:

          (a)  Inspect the Aircraft Documents;

          (b)  Inspect the Aircraft and uninstalled Parts;

          (c)  Inspect the Engines, including without limitation
(i) at Lessor's expense, a video boroscope inspection of (A) the low pressure and high pressure compressors and (B) turbine area and (ii) at Lessee's expense, engine condition runs; and

          (d)  Observe a two (2) hour demonstration flight (with
Lessor's representatives as on-board observers).

Provided, however, that such Final Inspection will not exceed three (3) consecutive days.

     12.3 Non-Compliance. To the extent that, at the time of Final Inspection, the condition of the Aircraft does not comply with this Agreement, Lessee will at Lessor's option:

          (a) Immediately rectify the non-compliance and to the extent the non-compliance extends beyond the Expiration Date, the Term will be automatically extended and this Agreement will remain in force until the non-compliance has been rectified; or

          (b)  Redeliver the Aircraft to Lessor and indemnify
Lessor, and provide to Lessor's satisfaction cash as security for that indemnity, against the cost of putting the Aircraft into the condition required by this Agreement.

     12.4 Redelivery. Upon redelivery Lessee will provide to Lessor all documents necessary to export the Aircraft from the Habitual Base, if any, provided, however, that Lessee will not be required to provide documents necessary to export the Aircraft to a place outside the United States.

     12.5 Acknowledgement. Provided Lessee has complied with its obligations under this Agreement, upon redelivery of the Aircraft by Lessee to Lessor at the Redelivery Location, Lessor will deliver to Lessee an acknowledgement confirming that Lessee has redelivered the Aircraft to Lessor in accordance with this Agreement.

     12.6 Maintenance Program.

          (a) Prior to the Expiration Date and upon Lessor's request, Lessee will provide Lessor or its agent reasonable access to the Agreed Maintenance Program and the Aircraft
Documents in order to facilitate the Aircraft's integration into any subsequent operator's fleet;

          (b) Lessee will, if requested by Lessor to do so, upon return of the Aircraft, deliver to Lessor a certified true cur-rent and complete copy of the Agreed Maintenance Program, together with a letter authorizing Lessor to use such copy for "bridging" purposes for the next lessee of the Aircraft. Lessor agrees that it will not disclose the contents of the Agreed Maintenance Program to any person or entity except to the extent necessary to monitor Lessee's compliance with this Agreement and/or to bridge the maintenance program for the Aircraft from the Agreed Maintenance Program to another program after the Expiration Date; provided, however, that this will not give Lessor or any third party any rights to use the Agreed Maintenance Program.

     12.7 Fuel. Upon redelivery of the Aircraft to Lessor, an adjustment will be made in respect of fuel on board on the Delivery Date and the Expiration Date at the price then prevailing at the Habitual Base.

     12.8 Aircraft Storage. During the period of thirty (30) days after the Expiration Date, Lessor shall have the right to require Lessee to maintain, store and insure the Aircraft at a location having a facility capable of performing required maintenance of the Aircraft (to be mutually agreed by Lessor and Lessee), at Lessor's sole cost and expense as provided below.
Any maintenance or insurance cost actually incurred or paid by Lessee to any third party vendor in connection with the foregoing shall be payable by Lessor at Lessee's direct cost without "mark-up". No later than thirty (30) days prior to the Expiration Date, Lessor shall advise Lessee as to whether Lessor requires Lessee to provide the services contemplated by this
Section 12.8.

13.  DEFAULT

     13.1 Events of Default. Each of the following events or conditions will constitute an Event of Default (whether any such event or condition is voluntary or involuntary or occurs by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Government Entity):

          (a) Non-Payment. Lessee fails to make any payment under this Agreement on the due date and such failure continues for five (5) Business Days; or

          (b) Insurance. Lessee fails to comply with any provision of Section 9 or any insurance required to be maintained under this Agreement is cancelled or terminated or notice of cancellation is given in respect of any such insurance and such insurance is not renewed or replaced before cancellation or termination; or

          (c) Breach. Lessee fails to comply with any other provision of this Agreement and, if such failure is in the reasonable opinion of Lessor capable of remedy, the failure continues for fifteen (15) days after written notice from Lessor to Lessee; or

          (d) Representation. Any material representation or warranty made (or deemed to be repeated) by Lessee in or pursuant to this Agreement or in any document or certificate or statement is or proves to have been incorrect in any material respect when made or deemed to be repeated; or

          (e) Cross Default. Any other indebtedness of Lessee in excess of $50,000 owing to Lessor or to Mimi Leasing Corp. is not paid when due.

          (f) Approvals: Any consent, authorization, license, certificate or approval of or registration with or declaration to any Government Entity in connection with this Agreement
(including, without limitation):

                           (i) required by Lessee to authorize, or in connection with, the execution, delivery, validity, enforce-ability or admissibility in evidence of this Agreement or the performance by Lessee of its obligations under this Agreement; or

                          (ii) the registration of the Aircraft (to the extent that the same is within the control of Lessee); or

                         (iii)     Lessee's authority to operate the
     Aircraft under Part 121 of the Federal Aviation Regulations and Lessee's interstate Certificate of Convenience and Necessity issued under Section 401 of the Federal Aviation
     Act;

is modified in a manner unacceptable to Lessor or is withheld, or is revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force provided the foregoing is not the result of any act, omission or breach of Lessor; or

          (g)  Bankruptcy, Etc.

                           (i) Lessee consents to the appointment of a custodian, receiver, trustee or liquidator of itself or all or any material part of Lessee's property or Lessee's consolidated property, or Lessee admits in writing its inability to, or is unable to, or does not, pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or Lessee files a voluntary petition in bankruptcy or a voluntary petition seeking reorganization in a proceeding under any bankruptcy or insolvency laws (as now or hereafter in effect), or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee by voluntary petition, answer or consent seeks relief under the provisions of any other bankruptcy, insolvency or other similar law providing for the reorganization or winding-up of corporations, or provides for an agreement, composition, extension or adjustment with its creditors, or any corporate action (including, without limitation, any board of directors or shareholder action) is taken by Lessee in furtherance of any of the foregoing, whether or not the same is fully effected or accomplished; or

                          (ii) an order, judgment or decree is entered by any court appointing, without the consent of Lessee, a custodian, receiver, trustee or liquidator of Lessee, or of all or any material part of Lessee's property or Lessee's consolidated property is sequestered, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of thirty (30) days after the date of entry thereof or at any time an order for relief is granted; or

                         (iii) an involuntary petition against Lessee in a proceeding under the United States Federal Bankruptcy laws or other insolvency laws (as now or hereafter in effect) is filed and is not withdrawn or dismissed within thirty (30) days thereafter or at any time an order for relief is granted in such proceeding, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction assumes jurisdiction over, or custody or control of, Lessee or of all or any material part of Lessee's property, or Lessee's consolidated property and such jurisdiction, custody or control remains in effect, unrelinquished, unstayed or unterminated for a period of thirty (30) days or at any time an order for relief is granted in such proceeding; or

          (h) Unlawful. It becomes unlawful for Lessee to perform any of its obligations under this Agreement or this Agreement becomes wholly or partly invalid or unenforceable [except if the foregoing is the result of an act, omission or breach by Lessor]; or

          (i) Suspension of Business. Lessee or any of its Subsidiaries suspends or ceases or threatens to suspend or cease to carry on all or a substantial part of its business as a Certificated Air Carrier for a period of more than seven (7) days; or

          (j) Disposal. Except for a reorganization the terms of which have received the previous consent in writing of Lessor, Lessee or any of its Subsidiaries disposes, conveys or transfers or threatens to dispose, convey or transfer of all or a material part of its assets, liquidates or dissolves or consolidates or merges with any other Person (other than a consolidation or merger permitted by the terms of Section 8.8(b) above), whether by one or a series of transactions, related or not.

          (k) Rights. The existence, validity, enforceability or priority of the rights of Lessor as owner and lessor in respect of the Aircraft are challenged by Lessee or any other person claiming by or through Lessee, except if such challenge is in connection with a breach by Lessor of Section 7.1; or

          (l) Delivery. Lessee fails to accept the Aircraft when validly tendered for acceptance or delivery by Lessor in the condition required by and pursuant to this Agreement.

     13.2 Rights. If an Event of Default occurs, Lessor may at its option (and without prejudice to any of its other rights under this Agreement), at any time thereafter (without notice to Lessee except as required under applicable law):

          (a) By written notice to Lessee and with immediate effect, terminate this lease of the Aircraft (but without prejudice to the continuing obligations of Lessee under this Agreement), whereupon all rights of Lessee under this Agreement shall cease; and/or

          (b) Proceed by appropriate court action or actions to enforce performance of this Agreement or to recover damages for the breach of this Agreement; and/or

          (c)  Either:

                           (i)     Take possession of the Aircraft, for
     which purpose Lessor may enter any premises belonging to or in the occupation of or under the control of Lessee where the Aircraft may be located, or cause the Aircraft to be redelivered to Lessor at Dubuque, Iowa (or such other location in the continental U.S. as Lessor may require), and Lessor is hereby irrevocably by way of security for Lessee's obligations under this Agreement appointed attorney for Lessee in causing the redelivery or in directing the pilots of Lessee or other pilots to fly the Aircraft to that airport and will have all the powers and authorizations necessary for taking that action; or

                          (ii) By serving written notice require Lessee to redeliver the Aircraft to Lessor at Dubuque, Iowa (or such other location in the continental U.S. as Lessor may require).

     13.3 Deregistration. If an Event of Default occurs, Lessor may sell or otherwise deal with the Aircraft free and clear of any leasehold or other interest of Lessee as if this Agreement had never been made and Lessee will, at the request and expense of Lessor, take all steps necessary to effect (if applicable) deregistration of the Aircraft and its export from the country where the Aircraft is situated and any other steps necessary to enable the Aircraft to be delivered, at Lessor's option, outside the United States; Lessee hereby irrevocably and by way of security for its obligations under this Agreement appoints (which appointment is coupled with an interest) Lessor as its attorney to execute and deliver any documentation and to do any act or thing required in connection with the foregoing.

     13.4 Default Payments.  If:

          (a)  An Event of Default occurs; or

          (b)  The Aircraft is not delivered on the proposed
Delivery Date by reason of failure of Lessee to satisfy any conditions to that delivery and such failure is not the result of Lessor's breach hereunder;

Lessee will indemnify Lessor on demand against any loss, damage, expense, cost or liability which Lessor may sustain or incur directly or indirectly as a result including but not limited to:

          (a) Any amount of principal, interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any unpaid amount;

          (b) Any loss, premium, penalty or expense which may be incurred in repaying funds raised to finance the Aircraft or in unwinding any swap, forward interest rate agreement or other financial instrument relating in whole or in part to Lessor's financing of the Aircraft; and

          (c) Any loss, cost, expense or liability sustained or incurred by Lessor owing to Lessee's failure to redeliver the Aircraft on the date, at the place and in the condition required by this Agreement.

14.  ASSIGNMENT

     14.1 LESSEE WILL NOT ASSIGN, TRANSFER (VOLUNTARILY OR
INVOLUNTARILY BY OPERATION OF LAW OR OTHERWISE) OR CREATE OR
PERMIT TO EXIST ANY SECURITY INTEREST IN, TO OR UNDER, ANY OF ITS
RIGHTS UNDER THIS AGREEMENT.

     14.2 Subject to Section 14.4, Lessor may assign or transfer all of its rights under this Agreement and in the Aircraft, provided that Lessor will in the case of an assignment other than by way of security have no further obligation under this Agreement following the assignment of all its rights under this Agreement but notwithstanding that assignment will remain entitled to the benefit of each indemnity and the liability insurances effected under this Agreement; and provided that such assignment, novation or transfer does not violate any provision of the Federal Aviation Act or any rule or regulation thereunder, or prevent the continued U.S. registration of the Aircraft. Any such assignment, transfer or novation will be subject to Lessee's rights under this Agreement. Lessee will comply with all reasonable requests of Lessor, its successors and assigns in respect of any such assignment, and Lessor will promptly notify Lessee of any such assignment.

     14.3 If Lessor desires to effect any assignment or transfer of its rights and obligations under this Agreement, Lessee agrees to cooperate and take all such steps as Lessor may reasonably request to give the transferee the benefit of this Agreement.
Any reasonable expenses incurred by Lessee directly as a result of any assignment contemplated by Section 14.2 shall be advanced by Lessor.

     14.4 Any assignment, novation or transfer by Lessor will be at Lessor's cost and expense and will not result in any increase in Lessee's obligations hereunder in excess of those which would exist in the absence of such assignment, novation or transfer.

15.  ILLEGALITY

     If it is or becomes unlawful in any jurisdiction for Lessor to give effect to any of its obligations as contemplated by this Agreement or to continue this Agreement Lessor may by notice in writing to Lessee terminate the leasing of the Aircraft under this Agreement and Lessee will forthwith redeliver the Aircraft to Lessor in accordance with Section 12. Without prejudice to the foregoing Lessor will consult in good faith with Lessee as to any steps which may be taken to restructure the transaction to avoid that unlawfulness but will be under no obligation to take any such steps.

16.  MISCELLANEOUS

     16.1 Waivers, Remedies Cumulative. The rights of each party under this Agreement:

          (a)  May be exercised as often as necessary;

          (b) Are cumulative and not exclusive of its rights under any law; and

          (c)  May be waived only in writing and specifically.

Delay in exercising or non-exercise of any such right will not constitute a waiver of that right.

     16.2 Delegation. Lessor may delegate to any person or persons all or any of the trusts, powers or discretions vested in it by these presents and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as Lessor in its absolute discretion thinks fit.

     16.3 Certificates. Except where expressly provided in this Agreement, any certificate or determination by Lessor as to any rate of interest or as to any other amount payable under this Agreement will, in the absence of error, be conclusive and binding on Lessee.

     16.4 Appropriation. If any sum paid or recovered in respect of the liabilities of Lessee under this Agreement is less than the amount then due, Lessor may apply that sum to amounts due under this Agreement in such proportions and order and generally in such manner as Lessor may determine at its sole discretion.

     16.5 INTENTIONALLY LEFT BLANK.

     16.6 Set-off. Lessor may set off any matured obligation owed by Lessee under this Agreement or the Other Agreements (to the extent beneficially owned by Lessor) against any obligation (whether or not matured) owed by Lessor to Lessee, regardless of the place of payment or currency. If an obligation is unascertained or unliquidated, Lessor may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained or liquidated. Lessor will not be obliged to pay any amounts to Lessee under this Agreement so long as any sums which are then due from Lessee under this Agreement or the Other Agreements remain unpaid and any such amounts which would otherwise be due will fall due only if and when Lessee has paid all such sums except to the extent Lessor otherwise agrees or sets off such amounts against such payment pursuant to the foregoing.

     16.7 Severability. If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

          (a) The legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

          (b) The legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

     16.8 Remedy. If Lessee fails to comply with any provision of this Agreement, Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat the non-compliance as a Default or an Event of Default, effect compliance on behalf of Lessee, where-upon Lessee shall become liable to pay immediately any sums expended by Lessor together with all costs and expenses (including legal costs) in connection therewith.

          In the event that Lessee obtains a judgment against Lessor, Lessee will be entitled to receive all costs and expenses
(including legal costs) in connection therewith.

     16.9 Expenses. Unless this Agreement is terminated by reason of Lessor's failure to deliver the Aircraft to Lessee through no breach or default of Lessee of the terms of this Agreement, Lessee will pay to Lessor on demand, upon the occurrence of a Default, all reasonable expenses (including legal, survey and other costs) payable or incurred by Lessor in contemplation of, or otherwise in connection with, the enforcement of or preservation of any of Lessor's rights under this Agreement, or in respect of the repossession of the Aircraft.

All expenses payable pursuant to this Section 16.9 will be paid as they are incurred by Lessor.

     16.10 Time of Essence. The time stipulated in this Agreement for all payments payable by Lessee to Lessor and for the performance of Lessee's other obligations under this Agreement will be of the essence of this Agreement.

     16.11 Notices. All notices under, or in connection with, this Agreement will, unless otherwise stated, be given in writing. Any such notice is deemed effectively to be given, if by letter, by registered mail, return receipt requested, or by an overnight courier which provides a receipt upon deposit with such courier, when delivered.

The address of Lessee and Lessor are as follows:

          Lessee:        Vanguard Airlines, Inc.
                         30 N.W. Rome Circle - Mezzanine Level
                         Kansas City International Airport
                         Kansas City, Missouri 64153
                         Attn:  Brian Gillman

          Lessor:        Interlease Aviation Investors III
                           (TACA), L.L.C.
                         One Northfield Plaza
                         Suite 525
                         Northfield, Illinois 60093
                         Attn:  Philip Coleman

     16.12     Law and Jurisdiction:

          (a)  THIS AGREEMENT IN ALL RESPECTS IS GOVERNED BY AND
TO BE INTERPRETED IN ACCORDANCE WITH LAWS OF THE STATE OF THE
GOVERNING LAW, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

          (b) For the benefit of Lessor, Lessee agrees that the federal courts of the Eastern District of Iowa, are to have nonexclusive jurisdiction to settle any disputes in connection with this Agreement and submits itself and its property to the jurisdiction of the courts of the State of Iowa in connection with this Agreement;

          (c)  Without prejudice to any other mode of service:

                           (i)     Lessee appoints Prentice Hall as its
     agent for service of process relating to any proceedings before the Iowa courts in connection with this Agreement and agrees to maintain the process agent in Iowa notified to Lessor;

                          (ii) Lessee agrees that failure by a process agent to notify Lessee of the process shall not invalidate the proceedings concerned;

                         (iii)     Lessee consents to the service of
     process relating to any such proceedings by prepaid mailing of a copy of the process to Lessee's agent at the address identified in paragraph (i);

          (d)  Lessee:

                           (i) waives objection to the federal courts in the State of Iowa on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and

                          (ii) agrees that a judgment or order of a federal court in the State of Iowa in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction;

          (e) Nothing in this Section limits the right of Lessor to bring proceedings against Lessee in connection with this
Agreement:

                           (i)     in any other court of competent
     jurisdiction; or

                          (ii)     concurrently in more than one
     jurisdiction; and

          (f)  Lessee and Lessor irrevocably and unconditionally:

                           (i) agrees that if the other party brings legal proceedings against it or its assets in relation to this Agreement no immunity from such legal proceedings
     (which will be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

                          (ii) waives any such right of immunity which it or its assets now has or may in the future acquire;

                         (iii) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

     16.13     Entire Agreement.  This Agreement and the Letter
Agreement are the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Aircraft, and supersede all previous agreements in relation to that leasing.

     16.14 Indemnities. All rights expressed to be granted to each Indemnitee under this Agreement (other than Lessor) are given to Lessor on behalf of that Indemnitee.

     16.15 Counterparts. This Agreement may be executed in counterparts each of which will constitute one and the same document.

17.  DISCLAIMERS AND WAIVERS

     17.1 Exclusion. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE AIRCRAFT IS DELIVERED "AS IS, WHERE IS" AND LESSEE AGREES AND ACKNOWLEDGES THAT UPON ACCEPTANCE OF DELIVERY OF THE AIRCRAFT BY LESSEE, SAVE AS EXPRESSLY STATED IN THIS AGREEMENT, LESSOR WILL HAVE NO LIABILITY IN RELATION TO, AND LESSOR HAS NOT AND WILL NOT BE DEEMED TO HAVE MADE OR GIVEN, ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO, THE AIRCRAFT, INCLUDING BUT NOT LIMITED TO:

          (a)  THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY,
FITNESS FOR ANY PARTICULAR USE OR PURPOSE, VALUE, CONDITION, OR
DESIGN, OF THE AIRCRAFT OR ANY PART; OR

          (b)  ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY
IN TORT, WHETHER OR NOT ARISING FROM LESSOR'S NEGLIGENCE, ACTUAL
OR IMPUTED; OR

          (c)  ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY
FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR ANY LIABILITY OF
LESSEE TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INCIDENTAL OR
CONSEQUENTIAL DAMAGES.

     17.2 Waiver. LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND THE LESSOR, ALL ITS RIGHTS IN RESPECT OF ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR AND ALL CLAIMS AGAINST LESSOR HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF THE OPERATION OR PERFORMANCE OF THE AIRCRAFT OR THIS AGREEMENT EXCEPT TO THE EXTENT ARISING UNDER
SECTION 2.4.

     17.3 Confirmation.  LESSEE CONFIRMS THAT IT IS FULLY AWARE
OF THE PROVISIONS OF THIS SECTION 17 AND ACKNOWLEDGES THAT RENT
AND OTHER AMOUNTS HAVE BEEN CALCULATED BASED ON ITS PROVISIONS.

18.  SECTION 1110

     Lessee acknowledges that Lessor would not have entered into this Agreement unless it had available to it the benefits of a lessor under Section 1110 of Title 11 of the United States Code. Lessee covenants and agrees with Lessor that to better ensure the availability of such benefits, Lessee shall support any motion, petition or application filed by Lessor with any bankruptcy court having jurisdiction over Lessee, whereby Lessor seeks recovery of possession of the Aircraft under said Section 1110 and shall not in any way oppose such action by Lessor unless Lessee shall have complied with the requirements of said Section 1110 to be ful-filled in order to entitle Lessee to continued use and possession of the Aircraft hereunder. In the event said Section 1110 is amended, or if it is repealed and another statute is enacted in lieu thereof, Lessor and Lessee agree to amend this Agreement and take such other action not inconsistent with this Agreement as Lessor reasonably deems necessary so as to afford to Lessor the rights and benefits as such amended or substituted statute confers upon owners and lessors of aircraft similarly situated to Lessor.

     IN WITNESS whereof the parties hereto have executed this Agreement on the date shown at the beginning of this Agreement.

WITNESS:                      Lessor:
                              INTERLEASE AVIATION INVESTORS III
                                (TACA), L.L.C.


______________________        By: _____________________________

                              Name: ___________________________

                              Title: __________________________


WITNESS:                      Lessee:
                              VANGUARD AIRLINES, INC.


_______________________       By: ____________________________

                              Name: __________________________

                              Title: _________________________

                            SCHEDULE 1

                              PART 1

                      DESCRIPTION OF AIRCRAFT

AIRCRAFT

MANUFACTURER:            Boeing

MODEL:                   737-244

SERIAL NUMBER:           19708

U.S. REGISTRATION NO.    N236TA

ENGINES

ENGINE TYPE AND NO.:     Pratt & Whitney JT8D-9A x 2 with Stage
                         III AvAero Hushkits

SERIAL NOS:              P674343B and P674540B


     At the time for acceptance and on the Delivery Date, Lessor will tender for delivery the Aircraft to Lessee in the following condition:

     (1)  General Conditions

          (A) The Aircraft will be a U.S. registered aircraft in airworthy condition and ready for flight by Lessee under Part 121 with all of the equipment, components and systems fully functional and operating within limits and/or guidelines established by the relevant manufacturers and the FAA. The
Aircraft shall have installed full complements of engines, avionics, instruments, parts and other equipment.

          (B) The Aircraft shall be free of damage, free of loose, pulled or missing fasteners, free of scab patches, clean by typical good international airline standards and commensurate with a deep cleaning of such Aircraft.

          (C) The Aircraft shall have a valid certificate of airworthiness issued by the FAA, comply with the manufacturer's type certificate as revised to the Date of Delivery, and be delivered in full compliance with all applicable Airworthiness Directives, mandatory Service Bulletins and FARs affecting such model aircraft/engine which by their terms require compliance within two (2) months after the Delivery Date, without waiver, exemption or extension, including but not limited requirements relating to TCAS, windshear, flight data recorders, type-3 exits, aging aircraft, corrosion and handicapped requirements.

          (D) All pilot logbook reports and discrepancies, deferred maintenance items (including CDL and MEL items) shall have been corrected without exemption or extension, and neither the Aircraft nor any engine shall have any open, deferred continued or placarded maintenance item. All impact damage will be repaired in accordance with the Boeing SRM.

     (2)  Airframe.

          (A) The Airframe shall be delivered to Lessee with zero time since B Checks per the Agreed Maintenance Program and 3,113 hours remaining to the next C Check and 10,400 hours remaining to the next D Check under the TACA International Airlines (TACA) maintenance program.

          (B) All hard-time components/inspections will have no more than 500 fewer hours or cycles and no fewer days remaining to the next scheduled overhaul per the Boeing MPD than such components/inspections had at Delivery;

     (3)  Engines/APU.

          (A) The Engines shall be delivered to Lessee in the condition described in pages 8 and 9 of the Executive Summary for the Aircraft prepared by Av Solutions and dated March 20, 1997.

          (B) In connection with Lessor's purchase of the Aircraft from First Security Bank, N.A., as owner trustee for TACA, each engine of the Aircraft shall have completed a complete (100% of all stages) boroscope inspection which will cover both hot and cold sections and Engine condition power assurance runs, and any defects that exceed the engine manufacturer's limits shall have been corrected.

     (4)  Configuration.

          (A) Lessor will reconfigure the Aircraft in a single-class service 127-seat all coach configuration (including all engineering support), with an equivalent number of PSUs, and provide the Aircraft with closed style bins.

          (B) The Aircraft will be stripped and painted in Lessee's livery, provided that Lessee provides stencils to COOPESA in Costa Rica on or before May 30, 1997.

          (C) Lessor shall reweigh the Aircraft upon completion of its pre-Delivery workscope for the Aircraft.

     (5)  Improvements.  Before Delivery, Lessor shall:

          (A) Install windshear detection system (labor, materials and engineering including STC).

          (B) Install AvAero engine hushkits (labor, materials and engineering including STC).

          (C) Install new seat covers and carpet, with fire blocking installed that is compatible with Lessee's seat covers, provided Lessee provides seat covers and carpet.

          (D) Configure the Aircraft for 11 Parameter Flight date recorder and have a 11 Parameter Flight recorder installed.

          (E) Recondition new crew cockpit seats to include new cushions and sheepskin seat covers, provided Lessee supplies the sheepskin covers to be installed pursuant to this section.

          (F) Ensure that all cockpit windows must be within Boeing Maintenance Manual limits.

          (G) Ensure that all door snubbers must be within Boeing Maintenance limits.

          (H) Ensure that all gallies and galley attach points shall be free of corrosion and damage.

          (I) Ensure that all cabin windows will be serviceable to normal airline standard and free of exterior over-spray.

          (J) Ensure that all flight controls will be within Boeing Maintenance Manual limits and free from rubbing and leaks.
Right outboard fore flap leading edge shall have fasteners replaced as needed.

          (K) Ensure that Aircraft shall have insulation blankets installed including aft waste and water tank compartment.

          (L) Ensure that aft electronics bay shall have doubler on left side of door frame replaced and previous lavatory fluid leak inspected and repaired as necessary.

                            SCHEDULE 1

                              PART 2

                        AIRCRAFT DOCUMENTS

A.   CERTIFICATES

     o    FAA Certificate of Airworthiness

B.   AIRCRAFT STATUS RECORDS

     o    Log Books
     o    Airframe Maintenance Status Report
     o Supplemental Structural Inspection Document Status (if applicable)
     o    Manufacturer's Service Bulletin Status Report
     o Airworthiness Directive Service Bulletin Compliance Records and Report (terminated and repetitive), including documentation adequate to determine the method of compliance, but not limited to current status
     o Modification Status Report List documents will be provided upon request)
     o    Last Weighing Report
     o List of Life Limited Components with remaining hours/cycles, with FAA-approved serviceable tags or other documentation or releases approved by the FAA under Part 121

C.   AIRCRAFT MAINTENANCE RECORDS (last heavy maintenance visits)

     o    Test Flight Reports
     o    X-ray pictures
     o    Last annual check and heaviest maintenance check Work
          Cards

D.   AIRCRAFT HISTORY RECORDS

     o    Aircraft Maintenance History Cards
     o    Service Difficulty Report
     o    Accident or Incident Report (Major Structural Repair)

E.   ENGINE RECORDS (for each engine)

     o    Engine time and cycle records
     o    Last overhaul and repair documents (including FAA Forms
          337)
     o Airworthiness Directive Compliance Records and Report (terminated and repetitive), including documentation adequate to determine the method of compliance, but not limited to current status

     o Manufacturer's Service Bulletin Status Report including documentation adequate to determine the method of compliance, but not limited to current status
     o List of Time Controlled Components with remaining hours and cycles with FAA-approved serviceable tags or other documentation or releases approved by the FAA under
          Part 121
     o    Modification Status Report
     o    Engine Disc Sheets
     o    Engine Build Specifications

F.   APU RECORDS

     o Last Overhaul and Repair Documents (including modification status)
     o Airworthiness Directive Compliance Records and Report (terminated and repetitive), including documentation adequate to determine the method of compliance, but not limited to current status
     o    Manufacturer's Service Bulletin Records and Status
          Report
     o List of Time Controlled Components with remaining hours/cycles o Modification Status Report, with FAA-approved serviceable tags or other documentation or releases approved by the FAA under Part 121

G.   COMPONENT RECORDS

     o    Time Controlled Component Historical Records with
          Installation and FAA-approved Serviceability Tags or other documentation or releases approved by the FAA under Part 121

H.   MANUALS

     o    Airplane Flight Manual (Manufacturer Approved, FAA
          Approved)
     o    Flight Crew Operating Manual
     o    Weight and Balance Manual
     o Wiring Diagram Manual (microfilm and hard copy if available)
     o    Illustrated Parts Catalog (microfilm)
     o    Aircraft Maintenance Manual (microfilm)
     o Manufacturer's Engine Maintenance Manual and any approved engineering changes, as applicable

I.   MISCELLANEOUS TECHNICAL DOCUMENTS

     o    Maintenance Program Specifications
     o    Interior Configuration Drawings
     o    Original Delivery Documents
     o    Loose Equipment Inventory

                            SCHEDULE 1

                              PART 3

                         LEASE SUPPLEMENT


          THIS LEASE SUPPLEMENT is dated as of __________, 1997, and is executed by Vanguard Airlines, Inc. ("Lessee") and Interlease Aviation Investors III (TACA), L.L.C. ("Lessor"), pursuant to Section 3.1(d) of the Aircraft Lease Agreement between Lessor and Lessee dated as of __________, 1997 (the "Lease"). All capitalized terms used herein which are not otherwise defined herein shall have the meaning given to such terms in the Lease.

          Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Aircraft described below (the "Aircraft") upon and subject to all of the terms, conditions and provisions of the Lease, and Lessor and Lessee further agree and state as follows:

          1.   Description of the Aircraft:

               (a)  Airframe:  Boeing 737-244

                    Manufacturer's Serial No.:  19708

                    U.S. Registration No. N236TA

               (b)  Engines:  Two (2) Pratt & Whitney engines,
                    Model JT8D-9A, Serial Numbers P674343B and
                    P674540B, each of said engines having 750 or more rated take-off horsepower or the equivalent thereof;

               (c) All Parts (other than Engines) installed on or associated with the Airframe and Engines;
                    and

               (d)  The Aircraft Documents relating to the
                    Airframe and Engines.

          2. The main base of the Aircraft is Kansas City, Missouri.

          3. The Term for the Lease commences on __________, 1997 (the "Delivery Date") and ends on the day preceding the numerically corresponding day 60 months after the Delivery Date, both dates inclusive, unless sooner terminated in accordance with the provisions of the Lease.

          4. The Rent for the Aircraft shall be payable in advance for each calendar month of the Term commencing on the Delivery Date and shall be the amount set forth in Schedule 1 to Letter Agreement to the Lease.

          IN WITNESS WHEREOF, Lessor and Lessee have caused this
Lease Supplement to be executed by their respective corporate officers as of the date first above written.

                              VANGUARD AIRLINES, INC. (LESSEE)



                              By: _______________________________
                              Title: ____________________________

                              INTERLEASE AVIATION INVESTORS III
                                (TACA), L.L.C. (LESSOR)



                              By: ______________________________
                              Title: ___________________________

                            SCHEDULE 2

                    CERTIFICATE OF ACCEPTANCE

     This Certificate of Acceptance is delivered, on the date set forth below by Vanguard Airlines, Inc. ("Lessee"), to Interlease Aviation Investors III (TACA), L.L.C. ("Lessor"), pursuant to the Aircraft Lease Agreement dated as of May __, 1997 between Lessor and Lessee (the "Agreement"). Capitalized terms used in this Certificate shall have the meaning given to such terms in the Agreement.

1.   DETAILS OF ACCEPTANCE

     Lessee hereby confirms to Lessor that Lessee has at _________ o'clock on this ____ day of _______________, 199_, at
San Jose, Costa Rica, accepted the following, in accordance with the provisions of the Agreement:

     (a)  Boeing 737-244 airframe, Manufacturer's Serial No.
          19708; U.S. Registration No. N236TA

     (b)  2 Pratt & Whitney JT8D-9A Engines:

               Manufacturer's Serial No.

               P674343B; and

               P674540B

(Each of which shall have more than 750 rated takeoff horsepower or the equivalent of such horsepower).

     (c) Loose Equipment Check List: as per list signed by Lessor and Lessee and attached hereto.

2.   HOURS AND CYCLES DATA (as of Acceptance Date)

     (a)  Airframe:

          Number of Hours since last "D" Check (Heaviest Check):
          ____ hours

          "C" Check (or Equivalent):

          Interval: ____________________________

          Time Since: __________________________

     (b)  Landing Gear Overhaul:

          Number of Hours Since Last Overhaul:

               Left Gear ___________________________ Hours

               Right Gear ___________________________ Hours

               Nose Gear ____________________________ Hours

          Interval:      Left Gear ________________________

                         Right Gear _______________________

                         Nose Gear ________________________

     (c)  Engines:


          Total Number of Hours and Cycles:

                S/N ______:_________ hours; _____________ cycles

                S/N ______:_________ hours; _____________ cycles


          Number of Hours Since Last Hot Section Refurbishment:

                S/N ______:_________ hours

                S/N ______:_________ hours

          Number of Hours Since Last Cold Section Refurbishment:

                S/N ______:_________ hours

                S/N ______:_________ hours

          Hot Section Refurbishment:

               Interval  _________________________________

               Time Since (S/N _________): ______________________

               Time Since (S/N _________): ______________________

          Time Remaining to First Restriction:

          Engine S/N: ________________

               Hours: ____________ Restriction: ____________

               Cycles: ___________ Restriction: ____________

          Engine S/N: ________________

               Hours: ____________ Restriction: ____________

               Cycles: ___________ Restriction: ____________

          Average Cycles in Life Limited Parts (see attached
          Schedule): ______________

     (d)  Auxiliary Power Unit:

          Number of APU Hours Since Last Heavy Shop Visit:

               _________ hours     __________ Date accomplished

          Hot Section Refurbishment:

               Interval: _______________________

               Time Since: _____________________

     (e)  Time Controlled Components:  [see attached report]

     (f)  Interior Equipment:

          Number of Passenger Seats
          and Configuration:                      _____     _____

          Number of Galleys and Location:         _____     _____

          Number of Lavatories and Location:      _____     _____

          LOPA - Attached:                        _____     _____

          List of Loose Equipment on Board:

          __________________________________      _____     _____

          __________________________________      _____     _____

          __________________________________      _____     _____

          __________________________________      _____     _____

          __________________________________      _____     _____

          __________________________________      _____     _____

     (g)  Avionics:
                                                            Part
          Description                             Model      No.

          __________________________________      _____     _____

          __________________________________      _____     _____

          __________________________________      _____     _____

          __________________________________      _____     _____

          __________________________________      _____     _____

          __________________________________      _____     _____


     IN WITNESS WHEREOF, Lessee has, by its duly authorized representative, executed this Certificate on the date in paragraph 1 above.

                                   LESSEE:

                                   VANGUARD AIRLINES, INC.


                                   By: __________________________

                                   Title: _______________________

                            SCHEDULE 3

                OPERATING CONDITION AT REDELIVERY

     On the Expiration Date, the Aircraft shall:

(1)  GENERAL CONDITION

     (a) Possess a valid Certificate of Airworthiness with respect to the Aircraft issued by the Air Authority. The Aircraft will also meet all requirements for U.S. domestic operations under FAR Part 121 and will meet the requirements of FAR Part 36, Appendix C, Stage 3 noise compliance without waiver or restriction. There will be no deferred, open or carryover items on the Aircraft or any Engine on the Expiration Date;

     (b)  Be clean by U.S. airline standards;

     (c) Have installed the full complement of engines and other equipment, parts and accessories and loose equipment as is normally installed in the Aircraft, and be in the same economy configuration of 127 seats, in accordance with an approved STC, as at Delivery;

     (d) If Lessee is on a Q Check system, have undergone, immediately prior to redelivery, a full C Check (including all phases and multiples) in accordance with the Approved Maintenance Program, so that all airframe inspections falling due within the next following C Check interval, in accordance with the Approved Maintenance Program, have been accomplished, and have at least 3,000 hours or cycles (whichever is lower) remaining to the next Q Check;

     Notwithstanding Paragraph 1(d) above, if Lessee wishes to redeliver the Airframe to Lessor with less life so remaining, Lessee shall give written notice to Lessor no later than sixty
(60) days prior to the Expiration Date, and Lessor may, at its sole option:

                 (i) Require Lessee to perform a premature Q Check and utilize the Airframe Maintenance Reserves (if such work qualifies for contribution by Lessor pursuant to Section 7.2) held by Lessor under the Lease; or

                (ii) Accept redelivery of the Airframe in such condition with an additional payment (in addition to the Airframe Maintenance Reserves otherwise payable) equal to the number of Flight Hours or Cycles less than the minimum required by this Paragraph 1(d) multiplied by the amount of Airframe Maintenance Reserve per Flight Hour then in effect under the Lease.

     (e) If Lessee is on a C-1 through C-7 plus D Major Check system, have undergone, immediately prior to redelivery, a full C check (including all phases and multiples) in accordance with the Approved Maintenance Program, so that all airframe inspections falling due within the next following C check interval, in accordance with the Approved Maintenance Program, have been accomplished, and have at least fifty percent (50%) of the hours or cycles (whichever is lower) remaining to the next C-1 through C-7 plus D Major Check per the Boeing MPD.

          Notwithstanding Paragraph 1(e) above, if Lessee wishes to redeliver the Airframe to Lessor with less life so remaining, Lessee shall give written notice to Lessor no later than sixty
(60) days prior to the Expiration Date, and Lessor may, at its sole option:

          (i) Require Lessee to perform a premature C-1 through C-7 plus D Major Check and utilize the Airframe Maintenance Reserves (if such work qualifies for contribution by Lessor pursuant to Section 7.2 held by Lessor under the Lease; or

         (ii) Accept redelivery of the Airframe in such condition with an additional payment (in addition to the Airframe Maintenance Reserves otherwise payable) equal to the number of Flight Hours or Cycles less than the minimum required by this Paragraph 1(c) multiplied by the amount of Airframe Maintenance Reserve per Flight Hour or Cycle then in effect under the Lease.

     (f) Be in compliance with all mandatory airworthiness directives issued by the FAA (ADs) for compliance during the Term and within 60 days after the Expiration Date, including being current with all initial tasks of the Corrosion Prevention and Control Program (CPCP) under the Boeing D6-38528 document, with no exceptions or deviations and with proper supporting documentation;

     (g) Be stripped and freshly painted, with an "all white" fuselage and gray wings;

     (h) Have all required signs and decals clean, secure and legible.

(2)  COMPONENTS

     (a) All hard time components/inspections (including all three(3) Landing Gears) shall have the same number of hours, cycles or days remaining to the next scheduled overhaul per the Boeing MPD as each had at Delivery, as evidenced by Lessee's summary prepared within 30 days of Delivery.

     (b) Each "on-condition" and "condition monitored" component shall not be less than as on the Delivery Date; and

     (c) The APU will be in the same operational condition as at the Delivery Date with temperatures and air outputs within the APU manufacturer's limits at all operational settings; and

(3)  ENGINES

     Each Engine will be installed on the Aircraft and if not the engines installed on the Delivery Date will be accompanied by all documentation Lessor may require to evidence that title thereto is properly vested in Lessor and:

     (a) Each Engine and each life limited part within each Engine will have no less than 3,500 cycles or 7,000 hours until the next scheduled life limited part replacement, excluding the C-1 and C-2 discs.

     (b) Each Engine will, at Lessor's option and expense, have had a complete hot (including combustion chamber) and cold section video boroscope inspection, and a power assurance run in accordance with the Engine manufacturer's maintenance manual and all items beyond such manufacturer's limits will be repaired at Lessee's expense. No Engine will be "on watch" for any reason requiring any special or out of sequence inspection.

     Notwithstanding Paragraph 3(a) above, if Lessee wishes to redeliver an Engine to Lessor with less life so remaining, Lessee shall give written notice to Lessor no later than sixty (60) days prior to the Expiration Date, and Lessor may, at its sole option:

                 (i) Require Lessee to perform a premature Hot Section Refurbishment Inspection and shop visit and utilize the Engine
Maintenance Reserves (if such work qualifies for contribution by Lessor pursuant to Section 7.2) held by Lessor under the Lease;
or

                (ii) Accept redelivery of the Engines in such condition with an additional payment (in addition to Maintenance Reserves otherwise payable per Engine equal to the number of Flight Hours or Cycles less than the minimum required by this Schedule 3, multiplied by the amount of Engine Maintenance Reserves per Flight Hour then in effect.

(4)  FUSELAGE, WINDOWS AND DOORS

     (a) The fuselage will be free of major dents outside allowable Boeing Maintenance or Structural Repair Manual Limits and abrasions and loose or pulled or missing rivets;

     (b) Doors will be free moving, correctly rigged and be fitted with serviceable seals, free from damage as defined by the Boeing Maintenance or Structural Repair Manual Limits.

(5)  WINGS AND EMPENNAGE

     (a) Leading edges will be free from damage, outside allowance Boeing Maintenance or Structural Repair Manual Limits;

     (b)  Wings will be free of fuel leaks.

(6)  INTERIOR

     (a) Ceilings, sidewalls and bulkhead panels will be clean and reasonably free of noticeable cracks and stains.

     (b) Carpets and seat covers will be in good condition, clean and reasonably free of noticeable stains and meet FAR burn certification regulations;

     (c) Seats will be serviceable, in good condition and repainted as necessary;

     (d) Emergency equipment having a calendar life will have a minimum of 1 year or 100% of its total approved life, whichever is less, remaining;

     (e) Galleys will contain all equipment installed and functional including service carts (trolleys), containers and coffee pots, which will be reasonably clean by airline standards and shall have all FAA required markings installed;

     (f) Overhead stowage compartments will be clean by airline standards and serviceable with proper markings installed; and

     (g) Lavatories will be clean by airline standards and serviceable with correct FAA markings installed.

(7)  COCKPIT

     (a) Trim panels shall be reasonably free of noticeable stains and cracks, will be clean secure and repainted as necessary;

     (b) Seat covers will be in good condition, clean and free of stains and will conform to FAR burn certification regulations;
and

(8)  CARGO COMPARTMENTS

     (a)  Panels will be in good condition; and

     (b)  Nets will be in good condition.

(9)  LANDING GEAR

     Time since overhaul on the Landing Gear will not be less than __% remaining until the next scheduled overhaul. Each life limited part within the landing gear will have at least the same time remaining as at the Delivery Date. The Landing Gear and wheel wells will be clean, free of leaks and repaired as necessary.

(10) CORROSION

     (a) The Aircraft will have been inspected and treated with respect to corrosion as defined in the Agreed Maintenance Program and/or Boeing Document No.D6-38528 relative to compliance with the Corrosion Prevention and Control Program (CPCP). The entire fuselage will be substantially free from corrosion and will be adequately treated and an approved corrosion prevention program will be in operation; and

     (b) Fuel tanks will be free from contamination and corrosion and a tank treatment program will be in operation.

     Notwithstanding anything contained in this Schedule 3, Lessor shall not be required to make any payments to Lessee in the event that the Airframe, the Engines, the Landing Gear, any time, cycle or calendar controlled component is returned to Lessor in a condition better than that specified in Section 12 and this Schedule 3.

                            SCHEDULE 4

                      INSURANCE REQUIREMENTS

     The Insurance required to be maintained are as follows:

     (a) HULL ALL RISKS of Loss or Damage (while flying and on the ground) with respect to the Aircraft on an "agreed value basis" for the Agreed Value and with a deductible not exceeding $100,000 (including, without limitation, foreign object damage coverage with a deductible not exceeding $100,000 per engine per occurrence), or such other amount agreed by Lessor from time to time. Without prejudice to the foregoing, with the prior written consent of Lessor, Lessee may increase the aforesaid deductible amount to $500,000 if, prior to doing so, Lessee shall have paid to Lessor the sum of $250,000 by way of an insurance security deposit (the "Insurance Security Deposit") (which Insurance Deposit shall also be available to be applied to deductible losses between $100,000 and $500,000). Insurance Security Deposit (which shall be held by Lessor as security for the performance by Lessee of its obligations under this Agreement and the Other Agreements), shall be returned to Lessee on the Expiration Date if all amounts payable by Lessee under this Agreement and any Other Agreement shall have been paid in full and no Default shall have occurred and be continuing. With Lessor's prior consent, the Insurance Deposit may be provided by Lessee by way of letter of credit issued by a bank acceptable to Lessor and in form and in substance satisfactory to Lessor.

     In the event that the Insurance Security Deposit is applied to a loss claim thereby reducing the balance thereof, Lessee will either (a) replace any deficiency in such balance; or (b) lower the all risk hull insurance deductible to $100,000 within 15 days after the aforementioned application.

     (b) HULL WAR AND ALLIED PERILS, being such risks excluded from the Hull All Risks Policy to the fullest extent available from the leading international insurance markets including confiscation and requisition by the State of Registration for the Agreed Value;

     (c) ALL RISKS (INCLUDING WAR AND ALLIED RISK except when on the ground or in transit other than by air) property insurance on all Engines and Parts when not installed on the Aircraft on an "agreed value" basis and including engine test and running risks;

     (d) AIRCRAFT THIRD PARTY, PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY for a Combined Single Limit (Bodily Injury/Property Damage) of an amount not less than the Minimum Liability Coverage for any one occurrence (but in respect of products and personal injury liability this limit may be an aggregate limit for any and all losses occurring during the currency of the policy). War and Allied Risks are also to be covered under the Policy to the fullest extent available from the leading international insurance markets;

     (e) All required hull and spares insurance (as specified above), so far as it relates to the Aircraft will:

                      (i) name Lessor and their respective successors and assigns as additional assureds for their respective rights and interests, warranted, each as to itself only, no operational interest;

                     (ii) provide that any loss will be settled jointly with Lessor and Lessee, subject to final prior approval of Lessor and will be payable in Dollars to Lessor, for the account of all interests except where the loss does not exceed the Damage Notification Threshold, and Lessor has not notified the insurers to the contrary, in which case the loss will be settled with and paid to Lessee;

                    (iii) include a notice and/or acknowledgement of assignment in a form acceptable to Lessor;

                     (iv) if separate Hull "all risks" and "war risks" insurances are arranged, include a 50/50 provision in accordance with market practice (AVS. 103 is the current market language);

                      (v) confirm that the insurers are not entitled to replace the Aircraft in the event of an insured Event of Loss;

                     (vi) confirm that the insurers will not obtain a valid discharge of the obligations under the Insurance by payment to the broker, notwithstanding market practice to the contrary;

     (f) All required liability insurances (specified above) will:

                      (i) include Lessor and Norwest Bank Iowa, N.A. and their respective successors and assigns, and their respective shareholders, subsidiaries, directors, officers, agents, employees and indemnitees as additional insureds for their respective rights and interests, warranted, each as to itself only, no operational interest;

                     (ii) include a Severability of Interest Clause which provides that the insurance, except for the limit of liability, will operate to give each assured the same protection as if there was a separate policy issued to each assured;

                    (iii) contain a provision confirming that the policy is primary without right of contribution and the liability of the insurers will not be affected by any other insurance of which Lessor or Lessee have the benefit so as to reduce the amount payable to the additional insureds under such policies;

     (g)  All Insurance will:

                      (i) be in accordance with normal industry practice of persons operating similar aircraft in similar circumstances;

                     (ii) provide cover denominated in Dollars and any other currencies which Lessor may reasonably require in relation to liability insurance;

                    (iii) operate on a worldwide basis subject to such reasonable limitations and exclusions as Lessor may agree;

                     (iv) acknowledge the insurer is aware (and has seen a copy) of this Agreement and that the Aircraft is owned by Lessor;

                      (v) provide that, in relation to the interests of each of the additional assureds the Insurance will not be invalidated by any act or omission by Lessee, or any other person other than the respective additional assured seeking protection and shall insure the interests of each of the additional assureds regardless of any breach or violation by Lessee, or any other person other than the respective additional assured seeking protection of any warranty, declaration or condition, contained in such Insurances;

                     (vi) provide that the insurers will hold harmless and waive any rights of recourse and/or subrogation against the additional assureds or to be subrogated to any rights of the Banks against Lessor or Lessee;

                    (vii) provide that the additional assureds will have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers will not exercise any right of set-off or counter-claim in respect of any premium due against the respective interests of the additional assureds other than outstanding premiums relating to the Aircraft, any Engine or Part the subject of the relevant claim;

                   (viii) provide that the Insurance will continue unaltered for the benefit of the additional assureds for at least thirty (30) days after written notice by registered mail or telex of any cancellation, change, event of non-payment of premium or instalment thereof has been sent to Lessor, except in the case of war risks for which seven (7) days (or such lesser period as is or may be customarily available in respect of war risks or allied perils) will be given, or in the case of war between the five (5) great powers or nuclear peril for which termination is automatic;

                     (ix) contain a provision entitling Lessor or any insured party to initiate a claim under any policy in the event of the refusal or failure of Lessee to do so; and

                      (x) accept and insure the indemnity provisions of this Agreement to the extent of the risks covered by the policies.

                            SCHEDULE 5

                      FORM OF LEGAL OPINION


 To: [Lessor]

                                        [Date]


Dear Sir or Madam:

          You have asked us to render an opinion in connection with the transaction governed, inter alia, by the Lease (as hereinafter defined). Words and expressions used herein will have the same meanings as defined in an Aircraft Lease Agreement (the "Lease") dated as of May __, 1997 between Interlease Aviation Investors III (TACA), L.L.C. ("Lessor") and Vanguard Airlines, Inc. ("Lessee") in respect of one Boeing 737 aircraft, with manufacturer's serial number 19708, together with the 2 installed Pratt & Whitney JT8D-9A engines (the "Aircraft").

     In connection with our opinion, we have reviewed, inter alia, the following:

          (a)  The Lease;

          (b)  The Articles of Incorporation and Bylaws of
Lessee;

          (c) All other documents, approvals and consents of whatever nature and wherever kept which it was, in our judgment and to our knowledge, necessary or appropriate to examine to enable us to give the opinion expressed below.

     After reviewing the documents listed in the preceding paragraph above, and having regard to the relevant laws of the State of Iowa, we are of the opinion that:

          (a) Lessee is a corporation duly organized and validly existing under the laws of ________, is qualified to do business as a foreign corporation in each jurisdiction where failure to so qualify would have a materially adverse effect on Lessee's business or its ability to perform its obligations under the Lease;

          (b) Lessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorize the entry into, performance and delivery of, the Lease and the transactions contemplated by the Lease; and

          (c) The entry into and performance by Lessee of, and the transactions contemplated by, the Lease do not and will not:

                           (i)     conflict with any laws binding on
     Lessee; or

                          (ii)     conflict with the Articles of
     Incorporation or Bylaws of Lessee;

          (d) No authorizations, consents, licenses, approvals and registrations (other than those which have been obtained and of which copies are attached hereto) are necessary or desirable to be obtained from any federal governmental or other regulatory authorities in having jurisdiction over Lessee or its properties to enable Lessee:

               (1) To enter into and perform the transactions contemplated by the Lease;

               (2) To import the Aircraft into the United States and Missouri for the duration of the Term;

               (3) To operate the Aircraft in the United States for the transport of fare-paying passengers; or

               (4) To make the payments provided for in the Lease;

          (e) Except for the filing and recordation of the Lease with the FAA and the filing of the Financing Statements with the Secretary of State of Missouri (which filing has been duly made on or before this date), it is not necessary to ensure the priority, validity and enforceability of all the obligations of Lessee under the Lease that the Lease be filed, registered, recorded or notarized in any public office or elsewhere or that any other instrument relating thereto be signed, delivered, filed, registered or recorded, that any tax or duty be paid or that any other action whatsoever be taken;

          (f)  No other steps are necessary to record or perfect
Lessor's interest in the Aircraft in the United States or Missouri;

          (g) On termination of the Lease (whether on expiration or otherwise) as contemplated in the Lease, Lessor will be entitled;

               (1)  To repossess the Aircraft;

               (2) To de-register the Aircraft from the aircraft registry of the Air Authority; and

               (3)  To export the Aircraft from the United
     States;

without requiring any further consents, approvals or licenses from any federal governmental or regulatory authority in the United States;

          (h) The Lease has been properly signed and delivered on behalf of Lessee and the obligations on the part of Lessee contained therein, assuming them to be valid and binding according to the Governing Law, are valid and legally binding on and enforceable against Lessee respectively under the laws of Iowa;

          (i)  Lessee is a Certificated Air Carrier;

          (j) Lessee is a "citizen of the United States" as defined in 49 U.S.C. Section 40102(a)(15).

          (k) Lessor is entitled to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Aircraft to the extent the Aircraft constitutes aircraft, engines and spare parts as defined in 49 U.S.C. Section 40102(a).

          (l) The consent to the jurisdiction by Lessee contained in the Lease is valid and binding on Lessee and not subject to revocation.

                                   Very truly yours,

                            SCHEDULE 6

                     CERTIFICATE OF DELIVERY

     This Certificate of Delivery is made on the date set forth below by Vanguard Airlines, Inc. ("Lessee"), to Interlease Aviation Investors III (TACA), L.L.C. ("Lessor"), pursuant to the Aircraft Lease Agreement dated as of May __, 1997 between Lessor and Lessee (the "Agreement"). Capitalized terms used in this Certificate shall have the meaning given to such terms in the Agreement.

1.   DETAILS OF ACCEPTANCE

     Lessee hereby confirms to Lessor that Lessee has at _________ o'clock on this ____ day of _______________, 199_, at
________, delivered the following in the same condition as at acceptance (except for ferry time), in accordance with the provisions of the Agreement.

     (a)  Boeing 737-244 airframe, Manufacturer's Serial No.
          19708; U.S. Registration No. N236TA;

     (b)  2 Pratt & Whitney JT8D-9A Engines:

               Manufacturer's Serial No.

               P674343B; and

               P674540B

(Each of which has more than 750 rated takeoff horsepower or the equivalent of such horsepower).

     (c) Loose Equipment Check List: as per list signed by Lessor and Lessee and attached hereto.

2.   CONFIRMATION

     Lessee confirms to Lessor that as at the time indicated above, being the Delivery Date:

     (a)  The representations and warranties contained in Section
2 are hereby repeated;

     (b)  The Aircraft is insured as required by the Agreement;

     (c) Lessee confirms that there have been affixed to the Aircraft and the Engines the notices required by the Agreement;
and

     (d) Lessee's authorized technical experts have inspected the Aircraft to ensure the Aircraft is in accordance with the conditions required by the Agreement.

3.   HOURS AND CYCLES DATA (as of Delivery Date)

     (a)  Airframe:

          Number of Hours since last "D" Check (Heaviest Check):
          ____ hours

          "C" Check (or Equivalent):

          Interval: ____________________________

          Time Since: __________________________

     (b)  Landing Gear Overhaul:

          Number of Hours Since Last Overhaul:

               Left Gear ___________________________ Hours

               Right Gear __________________________ Hours

               Nose Gear ___________________________ Hours

          Interval:      Left Gear ________________________

                         Right Gear _______________________

                         Nose Gear ________________________

     (c)  Engines:

          Total Number of Hours and Cycles:

                S/N ______:_________ hours; _____________ cycles

                S/N ______:_________ hours; _____________ cycles


          Number of Hours Since Last Hot Section Refurbishment:

                S/N ______:_________ hours

                S/N ______:_________ hours


          Number of Hours Since Last Cold Section Refurbishment:

                S/N ______:_________ hours

                S/N ______:_________ hours

          Hot Section Refurbishment:

               Interval  _________________________________

               Time Since (S/N _________): ______________________

               Time Since (S/N _________): ______________________

          Time Remaining to First Restriction:

          Engine S/N: ________________

               Hours: ____________ Restriction: ____________

               Cycles: ___________ Restriction: ____________


          Engine S/N: ________________

               Hours: ____________ Restriction: ____________

               Cycles: ___________ Restriction: ____________

          Average Cycles in Life Limited Parts (see attached
          Schedule): ______________

     (d)  Auxiliary Power Unit:

          Number of APU Hours Since Last Heavy Shop Visit:

               _________ hours     __________ Date accomplished

          Hot Section Refurbishment:

               Interval: _______________________

               Time Since: _____________________

     (e)  Time Controlled Components:  [see attached report]

     (f)  Fuel on Board on Delivery Date:  ______________________

     (g)  Interior Equipment:

          Number of Passenger Seats
          and Configuration:                      _____     _____

          Number of Galleys and Location:         _____     _____

          Number of Lavatories and Location:      _____     _____

          LOPA - Attached:                        _____     _____

          List of Loose Equipment on Board:

          __________________________________      _____     _____

          __________________________________      _____     _____

          __________________________________      _____     _____

          __________________________________      _____     _____

          __________________________________      _____     _____

          __________________________________      _____     _____

     (h)  Avionics:
                                                            Part
          Description                             Model      No.

          __________________________________      _____     _____

          __________________________________      _____     _____

          __________________________________      _____     _____

          __________________________________      _____     _____

          __________________________________      _____     _____

          __________________________________      _____     _____

     IN WITNESS WHEREOF, Lessee has, by its duly authorized representative, executed this Certificate on the date in paragraph 1 above.

                                   LESSEE:

                                   VANGUARD AIRLINES, INC.


                                   By: __________________________

                                   Title: _______________________